  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1998
                                                     REGISTRATION NO. 333-
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                             REGENCY CENTERS, L.P.
        (EXACT NAME OF PRIMARY REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------
        DELAWARE                     6500                    59-3429602
     (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction                Industrial             Identification No.)
    of incorporation)         Classification Code)

     REGENCY REALTY
       CORPORATION                 Florida                       6798                 59-3191743
     REGENCY OFFICE
    PARTNERSHIP, L.P.              Delaware                      6500                 59-3402467
HYDE PARK PARTNERS, L.P.             Ohio                        6500                 59-3455116
 REGENCY RETAIL CENTERS
      OF OHIO, INC.                  Ohio                        6500                 59-3434330
     RRC OPERATING
     PARTNERSHIP OF
      GEORGIA, L.P.                Georgia                       6500                 59-3363127
   RRC FL FIVE, INC.               Florida                       6500                 59-3248289
   RRC FL SEVEN, INC.              Florida                       6500                 59-3346358
 RRC ACQUISITIONS, INC.            Florida                       6500                 59-3210155
 RRC ACQUISITIONS TWO,
          INC.                     Florida                       6500                 59-3478325
     (Exact Name of       (State of Incorporation of                                 (IRS Employer
 Additional Registrants    Additional Registrants)                                Identification No.)
  as specified in their                              (Primary Standard Industrial
        Charters)                                        Classification Code)

                      121 WEST FORSYTH STREET, SUITE 200
                          JACKSONVILLE, FLORIDA 32202
                                (904) 356-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                             MARTIN E. STEIN, JR.,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      121 WEST FORSYTH STREET, SUITE 200
                          JACKSONVILLE, FLORIDA 32202
                                (904) 356-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
                           CHARLES E. COMMANDER III
                                LINDA Y. KELSO
                                FOLEY & LARDNER
                               200 LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM  PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO    AMOUNT TO BE     OFFERING PRICE       AGGREGATE          AMOUNT OF
            BE REGISTERED                 REGISTERED         PER SHARE      OFFERING PRICE   REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------
7-1/8% Notes due 2005................    $100,000,000           100%         $100,000,000          $29,500
----------------------------------------------------------------------------------------------------------------
Guarantees of 7-1/8% Notes due 2005..         (2)               (2)               (2)                (2)

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(1) Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2) Regency Realty Corporation, Regency Office Partnership, L.P., Hyde Park Partners, L.P., Regency Retail Centers of Ohio, Inc., RRC Operating Partnership of Georgia, L.P., RRC FL Five, Inc., RRC FL Seven, Inc., RRC Acquisitions, Inc. and RRC Acquisitions Two, Inc. are registering Guarantees of the payment and other obligations of Regency Centers, L.P. under the Notes being registered hereby. Under Rule 457(n), no registration fee is payable with respect to the Guarantees.
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED SEPTEMBER  , 1998

PROSPECTUS
                                      LOGO

                             REGENCY CENTERS, L.P.

                               OFFER TO EXCHANGE

           7 1/8% NOTES DUE 2005 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING 7 1/8% NOTES DUE 2005

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON     , 1998, UNLESS EXTENDED

  Regency Centers, L.P., a Delaware limited partnership (the "Partnership") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate principal amount of the Partnership's 7-1/8% Notes due 2005 which have been registered under the Securities Act of 1933, as amended (the "New Notes") for a like principal amount of the Partnership's issued and outstanding 7-1/8% Notes due 2005 (the "Old Notes" and, together with the New Notes, the "Notes"). Pursuant to the Exchange Offer, Regency Realty Corporation, a Florida corporation ("Regency" or the "Company"), Regency Office Partnership, L.P., a Delaware limited partnership, Hyde Park Partners, L.P., an Ohio limited partnership, Regency Retail Centers of Ohio, Inc., an Ohio corporation, RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership, RRC FL Five, Inc., a Florida corporation, RRC FL Seven, Inc., a Florida corporation, RRC Acquisitions, Inc., a Florida corporation, and RRC Acquisitions Two, Inc., a Florida corporation (collectively with Regency, the "Guarantors" and, together with the Partnership, the "Issuers"), are also exchanging their guarantee of the payment of the Old Notes (the "Old Guarantees") for a like guarantee of the New Notes (the "New Guarantees"). As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes is outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes (together with the New Guarantees) have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The New Notes evidence the same debt as the Old Notes and will be issued and entitled to the same benefits under the Indenture relating to the Old Notes.

                                  ------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS BEFORE DECIDING WHETHER OR NOT TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1998.

(Cover continued from previous page)

  Interest on the Notes is payable semiannually on January 15 and July 15 of each year, commencing January 15, 1999. Holders who exchange their Old Notes for New Notes in the Exchange Offer will receive interest accrued on their Old Notes and interest accrued on their New Notes in one interest payment, payable on January 15, 1999. The Notes are redeemable, in whole or in part, at the option of the Partnership at any time at a redemption price equal to the sum of (i) the principal amount of the Notes or portion thereof being redeemed plus accrued and unpaid interest thereon to the date of redemption and (ii) a Make-Whole Amount (as defined herein), if any. The Notes are senior unsecured obligations of the Partnership and rank pari passu with each other and with the Company's other unsecured and unsubordinated indebtedness. The Partnership's obligations under the Notes are unconditionally guaranteed by the Guarantors. The Notes are effectively subordinated to mortgages and other secured indebtedness of the Partnership.

  The Old Notes originally were issued and sold on July 20, 1998 in a transaction not registered under the Securities Act, in reliance on the exemptions provided in Section 4(2) of and Rule 144A under the Securities Act. The Issuers are making the Exchange Offer in reliance on positions of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain interpretive letters issued to other parties in other transactions. The Issuers have not sought their own interpretive letter, however, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based upon such positions of the Commission staff, the Issuers believe that the New Notes issued in the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than a holder that is a broker-dealer, as set forth below, or an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such New Notes. Holders of Old Notes accepting the Exchange Offer are required to represent to the Issuers in the Letter of Transmittal that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Partnership will use its reasonable best efforts to make this Prospectus available to any such broker-dealer for use in connection with any such resale for such period of time as broker-dealers must deliver a prospectus, up to 180 days after the consummation of the Exchange Offer.

  The New Notes are new securities for which there currently is no trading market. The Partnership do not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq quotation system. The Initial Purchasers (as defined herein) have advised the Partnership that they currently intend to make a market in the New Notes after the Exchange Offer as permitted by applicable laws and regulations, although they are not obligated to do so and may discontinue any market making activity at any time without notice. Accordingly, there can be no assurance that a trading market for the New Notes will develop or, if one does develop, that it will be sustained. If an active trading market for the New Notes fails to develop or be sustained, the trading price of the New Notes could be materially adversely affected.

  Any Old Notes not tendered and accepted in the Exchange Offer will remain subject to the existing restrictions on transfer of the Old Notes, and the Issuers will have no further obligations to the holders of such Old Notes to provide for their registration under the Securities Act (except as otherwise described herein). It is not expected that a trading market in the Old Notes will develop while they are subject to restrictions on transfer. In addition, a holder's ability to sell untendered Old Notes could be adversely affected to the extent that Old Notes are tendered and accepted in the Exchange Offer.

  The Issuers will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or before 5:00 p.m., New York City time, on the
date the Exchange Offer expires, which will be       , 1998 (the "Expiration
Date"), unless the Exchange Offer is extended by the Issuers in their sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange, but the Exchange Offer is subject to certain conditions that may be waived by the Issuers and to certain other terms and conditions. Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Issuers have agreed to pay all of the expenses incurred by them in connection with the Exchange Offer.

  This Prospectus, together with the Letter of Transmittal, is being first
sent to all registered holders of Old Notes on or about        , 1998.

                     INFORMATION INCORPORATED BY REFERENCE

  The documents listed below have been filed by the Partnership or Regency with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

1.  The Partnership's Registration Statement on Form 10 filed August 7, 1998;

2. The Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

3. Regency's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

4. Regency's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

5. Regency's Current Report on Form 8-K dated January 12, 1998, as amended by Form 8-K/A dated March 11, 1998; and

6.  Regency's Current Report on Form 8-K dated January 14, 1998.

  All documents filed with the Commission after the filing of this Prospectus by each of the Partnership and any Guarantor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the time of filing of such document.

  Any statement in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that another statement in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this Prospectus modifies or supersedes the first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

                             AVAILABLE INFORMATION

  The Partnership and Regency will provide without charge to any person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be addressed to Ms. Lesley Stocker, Shareholder Communications, 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202 (telephone: (904) 356-7000).

  The Partnership and Regency are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file quarterly and annual reports and other information with the Commission. Such reports and other information can be inspected at the Public Reference Rooms maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Certain of such information may be accessed electronically at the Commission's World Wide Web site at http://www.sec.gov. In addition, Regency's Common Stock is listed on the New York Stock Exchange and the reports filed by Regency with the Commission and other information concerning Regency can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Issuers have filed with the Commission a registration statement on Form S-4 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Partnership and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission and accessed electronically at the Commission's World Wide Web site at the address set forth in the previous paragraph.

        PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

  This Prospectus contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Regency and the Partnership that is based on the beliefs of the management of Regency and the Partnership, as well as assumptions made by and information currently available to the management of Regency and the Partnership. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, including those identified under the caption "Risk Factors" and elsewhere in this Prospectus that may cause the actual results, performance or achievements of the Partnership, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; changes in customer preferences; competition; changes in technology; the integration of any acquisitions; changes in business strategy; the indebtedness of the Partnership; quality of management, business abilities and judgment of the Partnership's personnel; the availability, terms and deployment of capital; and various other factors referenced in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Partnership does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus or incorporated herein by reference. As used in this Prospectus, the "Partnership" means Regency Centers, L.P., a Delaware limited partnership, and its subsidiaries, "Regency" means Regency Realty Corporation, a Florida corporation, and its subsidiaries other than the Partnership, and the "Company," unless the context otherwise requires, means the Partnership and Regency together.

                        THE COMPANY AND THE PARTNERSHIP

  The Partnership is a limited partnership which acquires, owns, develops and manages neighborhood and community shopping centers in targeted infill markets in the eastern half of the United States. As a result of the formation of the Partnership in 1996 and the subsequent consolidation of substantially all of its neighborhood and community shopping centers in early 1998, the Partnership is the primary entity through which the Company owns its properties and through which the Company intends to expand its ownership and operation of properties. Regency is a real estate investment trust ("REIT"), the common stock of which is traded on the New York Stock Exchange. The Company believes that the tax deferral advantages offered by the Partnership increase the attractiveness of the Partnership's units as consideration for property acquisitions.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.............  The Issuers are offering to exchange up to $100,000,000 aggregate principal amount of the Partnership's 7-1/8%
                                 Notes due 2005 which have been registered under the
                                 Securities Act (the "New Notes") for a like aggregate
                                 principal amount of the Partnership's outstanding 7-1/8%
                                 Notes due 2005 (the "Old Notes").
PROCEDURES FOR TENDERING OLD     See "The Exchange Offer--Procedures for Tendering Old
NOTES..........................  Notes."
CONDITIONS TO THE EXCHANGE       The Exchange Offer is subject to certain conditions which
OFFER..........................  may be waived by the Issuers in their discretion. The
                                 Exchange Offer is not conditioned upon any minimum
                                 principal amount of Old Notes being tendered for
                                 exchange, but Old Notes may be tendered only in
                                 denominations of $1,000 or integral multiples thereof.
EXPIRATION DATE................  The Exchange Offer will expire at 5:00 p.m., New York
                                 City time, on     , 1998, or such later date and time to
                                 which it is extended. Any Old Notes not accepted for
                                 exchange for any reason will be returned without expense
                                 to the tendering holder thereof as promptly as
                                 practicable after the expiration or termination of the
                                 Exchange Offer.
WITHDRAWAL RIGHTS..............  A tender of Old Notes in the Exchange Offer may be withdrawn at any time before the Expiration Date by
                                 delivering a written notice of such withdrawal to First
                                 Union National Bank, as Exchange Agent, in conformity
                                 with certain procedures set forth below under "The
                                 Exchange Offer -- Withdrawal Rights."
EXCHANGE AGENT.................  First Union National Bank is serving as Exchange Agent in connection with the Exchange Offer.
EFFECT ON HOLDERS OF OLD NOTES.  Upon the acceptance of Old Notes for exchange in the
                                 Exchange Offer, holders of Old Notes will have no further
                                 registration or other rights, except in certain limited
                                 circumstances, under the Registration Rights Agreement
                                 dated July 15, 1998 (the "Registration Rights Agreement")
                                 among the Issuers and Goldman, Sachs & Co., Morgan
                                 Stanley & Co. Incorporated and PaineWebber Incorporated
                                 (the "Initial Purchasers"). Holders of Old Notes who do
                                 not tender them in the Exchange Offer will continue to be
                                 entitled to all the rights applicable thereto (other than
                                 the right to additional interest upon the occurrence of
                                 certain defaults under the Registration Rights Agreement)
                                 under the Indenture dated as of July 20, 1998 among the
                                 Issuers and First Union National Bank, as trustee (the
                                 "Trustee"), which relates to both the Old Notes and the
                                 New Notes (the "Indenture"), but will continue to be
                                 subject to the restrictions on transfer of the Old Notes
                                 provided for in the Old Notes and in the Indenture. See
                                 "Risk Factors--Consequences of Failure to Exchange Old
                                 Notes."

                                 THE NEW NOTES

  The terms of the New Notes will be identical in all material respects (including principal amount, interest rate, maturity and ranking) to the terms of the Old Notes for which they are exchanged, except that the New Notes will be freely transferable except as described herein. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer" and "Description of Notes."

 NOTES OFFERED.................. Up to $100,000,000 aggregate principal amount of 7-1/8%
                                 Notes due July 15, 2005 registered under the Securities
                                 Act (the "New Notes").
 MATURITY....................... The New Notes will mature on July 15, 2005.
 SCHEDULED INTEREST PAYMENT      January 15 and July 15 of each year, commencing January
 DATES.......................... 15, 1999. Holders whose Old Notes are accepted for exchange will receive interest on such Old Notes accrued
                                 from July 20, 1998, to the date of issuance of the New
                                 Notes with such interest payable with the first interest
                                 payment on the New Notes. Consequently, holders who
                                 exchange their Old Notes for New Notes will receive the
                                 same interest payment payable on January 15, 1999 (the
                                 first interest payment date with respect to the Old Notes
                                 and the New Notes) that they would have received had they
                                 not accepted the Exchange Offer.
 OPTIONAL REDEMPTION............ The New Notes will be redeemable, in whole or in part, at the option of the Partnership at any time at a redemption
                                 price equal to the sum of (i) the principal amount of the
                                 Notes or portions thereof being redeemed plus accrued and
                                 unpaid interest thereon and (ii) a Make-Whole Amount, as
                                 described under "Description of Notes--Optional
                                 Redemption".
 RANKING........................ The New Notes will be senior unsecured obligations of the
                                 Partnership and rank pari passu with each other Note and
                                 with the Partnership's other unsecured and unsubordinated
                                 indebtedness.
 CERTAIN COVENANTS.............. The Indenture for the Notes contains various covenants, including the following:
                                 (1)  Neither the Partnership nor any Subsidiary (as
                                 hereinafter defined) will incur any Indebtedness (as
                                 hereinafter defined) if, immediately after giving effect
                                 thereto, the aggregate principal amount of all
                                 outstanding Indebtedness of the Partnership and its
                                 Subsidiaries on a consolidated basis is greater than 50%
                                 of the sum of (i) Total Assets (as hereinafter defined)
                                 as of the end of the most recent fiscal quarter and (ii)
                                 the purchase price of any real estate assets or mortgages
                                 receivable acquired and the amount of any securities
                                 offering proceeds received (to the extent that such
                                 proceeds were not used to acquire real estate assets or
                                 mortgages receivable or used to reduce Indebtedness) by
                                 the Partnership or any Subsidiary since the end of such
                                 calendar quarter, including those proceeds obtained in
                                 connection with the incurrence of such additional
                                 Indebtedness.

                      (2)  Neither the Partnership nor any Subsidiary will
                      incur any Indebtedness secured by any Encumbrance (as
                      hereinafter defined) on the property of the Partnership
                      or any Subsidiary if, immediately after giving effect to
                      the incurrence of the additional Indebtedness, the
                      aggregate amount of all outstanding Indebtedness of the
                      Partnership and its Subsidiaries on a consolidated basis
                      which is secured by an Encumbrance on property of the
                      Partnership or any Subsidiary is greater than 40% of the
                      sum of (i) Total Assets as of the end of the most recent
                      fiscal quarter and (ii) the purchase price of any real
                      estate assets or mortgages receivable acquired and the
                      amount of any securities offering proceeds received (to
                      the extent that such proceeds were not used to acquire
                      real estate assets or mortgages receivable or used to
                      reduce Indebtedness) by the Partnership or any Subsidiary
                      since the end of such calendar quarter, including those
                      proceeds obtained in connection with the incurrence of
                      such additional Indebtedness.
                      (3)  Neither the Partnership nor any Subsidiary will
                      incur any Indebtedness if Consolidated Income Available
                      for Debt Service (as hereinafter defined) for the four
                      consecutive fiscal quarters most recently ended prior to
                      the date of the incurrence of the Indebtedness, on a pro
                      forma basis, would be less than 1.5 times the Annual
                      Service Charge (as hereinafter defined) on all
                      Indebtedness outstanding immediately after the incurrence
                      of the Indebtedness.
                      (4)  The Partnership and its Subsidiaries will not at any
                      time own Total Unencumbered Assets (as hereinafter
                      defined) equal to less than 150% of the aggregate
                      outstanding principal amount of the Unsecured
                      Indebtedness (as hereinafter defined) of the Partnership
                      and its Subsidiaries on a consolidated basis.
GUARANTEES........... The New Notes will be unconditionally guaranteed by the
                      Guarantors, including Regency, which is the sole general
                      partner of the Partnership and the owner of approximately
                      95% of the interests in the Partnership as of June 30,
                      1998. The obligations of each Guarantor under its
                      guarantee will be limited so as to avoid it being
                      considered as a fraudulent conveyance under applicable
                      law. See "Description of Notes--Guarantees".

                                 RISK FACTORS

  Holders of Old Notes should carefully consider, among other factors,the matters described below before deciding whether or not to tender their Old Notes in the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will continue to be subject to the existing restrictions on transfer of the Old Notes as set forth in the legend thereon, and, except in certain limited circumstances applying to the Initial Purchasers only, the Issuers will have no further obligations to provide for the registration of the Old Notes under the Securities Act. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration provisions of the Securities Act and applicable state securities laws. The Issuers do not intend to register the Old Notes under the Securities Act (except in such limited circumstances, if applicable).

  To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. The tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the untendered Old Notes due to a reduction of liquidity.

ABSENCE OF PUBLIC MARKET

  The New Notes constitute a new issue of securities with no established trading market. The Issuers do not intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes after the Exchange Offer as permitted by applicable law and regulations, although they are not obligated to do so and may discontinue any market making activity at any time without notice. Accordingly, there can be no assurance that a market for the New Notes will develop or, if one does develop, that it will be sustained. If an active trading market for the New Notes fails to develop or be sustained, the trading price of the New Notes could be materially adversely affected.

RISKS RELATING TO DEBT FINANCING AND LEVERAGE

  The Company is subject to the risks associated with debt financing, including the risk that the cash provided by the Company's operating activities will be insufficient to meet required payments of principal and interest, the risk of rising interest rates on the Company's floating rate debt that is not hedged, and the risk that the Company will not be able to repay or refinance existing indebtedness or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. In the event the Company is unable to secure refinancing of such indebtedness on acceptable terms, the Partnership might be forced to dispose of properties, which might result in losses to the Company, or to obtain financing at unfavorable terms, either of which might adversely affect the cash flow available to meet debt service obligations. In addition, if a property or properties are mortgaged to secure payment of indebtedness and the Partnership is unable to meet required mortgage payments, the mortgage securing the property could be foreclosed upon by, or the property could be otherwise transferred to, the mortgagee with a consequent loss of income and asset value to the Company.

  The Indenture (as hereinafter defined) will permit the Partnership to incur additional indebtedness. The degree to which the Partnership is leveraged could have important consequences to holders of the Notes, including affecting the Partnership's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making the Partnership more vulnerable to a downturn in its business or the economy generally. The Indenture contains financial and operating covenants including, among other things, limitations on the ability of the Partnership and its subsidiaries to incur other indebtedness, pay distributions, engage in transactions with affiliates, sell assets and engage in mergers and consolidations and certain acquisitions. If the Partnership fails to comply with these covenants, the holders of the Notes will be able to accelerate the maturity of the applicable indebtedness. See "Description of Notes".

UNCERTAINTY OF AVAILABILITY OF REFINANCING; RISKS OF INCREASED INTEREST RATES

  The Partnership does not expect to generate sufficient funds from operations to make balloon principal payments when due on its indebtedness. There can be no assurance that the Partnership will be able to refinance such indebtedness or to otherwise obtain funds to make such payments by selling assets or raising equity. An inability to make such balloon payments when due could cause the mortgage lenders to foreclose on the properties securing such indebtedness, which would have a material adverse effect on the Partnership. In addition, interest rates and other terms on any loans obtained to refinance such indebtedness may be less favorable than the rates on the current indebtedness.

  To the extent that the Partnership is obligated on floating rate debt, and to the extent that exposure to increases in interest rates is not eliminated through interest rate protection or cap agreements, such increases may adversely affect the Partnership's performance.

SIGNIFICANT RELIANCE ON MAJOR TENANTS

  The Partnership derives significant revenues from certain anchor tenants that occupy more than one center. The Partnership could be adversely affected in the event of the bankruptcy or insolvency of, or a downturn in the business of, any of it major tenants, or in the event that any such tenant does not renew its leases as they expire or renews at lower rental rates. Vacated anchor space not only would reduce rental revenues if not retenanted at the same rental rates but also could adversely affect the entire shopping center because of the loss of the departed anchor tenant's customer drawing power. Loss of customer drawing power also can occur through the exercise of the right that most anchors have to vacate and prevent retenanting by paying rent for the balance of the lease term, or the departure of an anchor tenant that owns its own property. In addition, in the event that certain major tenants cease to occupy a property, such an action may result in certain other tenants having the right to terminate their leases at the affected property, which could adversely affect the future income from such property.

  Tenants may seek the protection of the bankruptcy laws, which could result in the rejection and termination of their leases and thereby cause a reduction in the cash flow available for debt service by the Partnership. Such reduction could be material if a major tenant files bankruptcy.

GEOGRAPHIC CONCENTRATION OF PROPERTIES

  As of June 30, 1998, 63.1% of the Partnership-owned GLA was located in Florida and Georgia. The Partnership's performance is therefore dependent on the economic conditions in such markets. The Partnership could be adversely affected by such geographic concentration if market conditions, such as an oversupply of space or a reduction in demand for real estate, in such areas become more competitive relative to other geographic areas.

RISK OF THE PARTNERSHIP'S RAPID GROWTH THROUGH ACQUISITIONS

  The Partnership has pursued extensive growth opportunities. This expansion has placed significant demands on its operational, administrative and financial resources. The continued growth of the Partnership's real estate portfolio can be expected to continue to place a significant strain on its resources. The Partnership's future performance will depend in part on its ability to successfully attract and retain qualified management personnel to manage the growth and operations of the Partnership's business and to finance such acquisitions. In addition, acquired properties may fail to operate at expected levels due to the numerous factors which may affect the value of real estate. There can be no assurance that the Partnership will have sufficient resources to identify and manage acquired properties or otherwise be able to maintain its historic rate of growth.

RISKS RELATED TO PARTNERSHIP STRUCTURE

  The Company's acquisition of properties through the Partnership in exchange for interests in the Partnership may permit certain tax deferral advantages to limited partners who contribute properties to the Partnership. Since properties contributed to the Partnership may have unrealized gain attributable to the difference between the fair market value and adjusted tax basis in such properties prior to contribution, the sale of such properties could cause adverse tax consequences to the limited partners who contributed such properties. Although the Company, as the general partner of the Partnership, generally has no obligation to consider the tax consequences of its actions to any limited partner, there can be no assurance that the Partnership will not acquire properties in the future subject to material restrictions designed to minimize the adverse tax consequences to the limited partners who contribute such properties. Such restrictions could result in significantly reduced flexibility to manage the Partnership's assets.

GENERAL RISKS RELATING TO REAL ESTATE INVESTMENTS

  Value of Real Estate Dependent on Numerous Factors. Real property investments are subject to varying degrees of risk. Real estate values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of space or a reduction in demand for real estate in an area), the quality and philosophy of management, competition from other available space, and the ability of the owner to provide adequate maintenance and insurance and to control variable operating costs. Shopping centers, in particular, may be affected by changing perceptions of retailers or shoppers regarding the safety, convenience and attractiveness of the shopping center and by the overall climate for the retail industry generally. Real estate values are also affected by such factors as government regulations, interest rate levels, the availability of financing and potential liability under, and changes in, environmental, zoning, tax and other laws. As substantially all of the Partnership's income is derived from rental income from real property, the Partnership's income and cash flow would be adversely affected if a significant number of the Partnership's tenants were unable to meet their obligations to the Partnership, or if the Partnership were unable to lease on economically favorable terms a significant amount of space in its properties. In the event of default by a tenant, the Partnership may experience delays in enforcing, and incur substantial costs to enforce, its rights as landlord.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of the Partnership to react promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment.

  Difficulties and Costs Associated with Renting Unleased and Vacated
Space. The ability of the Partnership to rent unleased or vacated space will be affected by many factors, including certain covenants restricting the use of other space at a property found in certain leases with shopping center tenants. If the Partnership is able to relet vacated space, there is no assurance that rental rates will be equal to or in excess of current rental rates. In addition, the Partnership may incur substantial costs in obtaining new tenants, including leasing commissions and tenant improvements. The Partnership also may have difficulty maintaining existing or obtaining new tenants if other space at a property is vacated.

  Restrictions on, and Risks of, Unsuccessful Development Activities. The Partnership intends to selectively pursue development activities as opportunities arise. Such development activities generally require various government and other approvals, the receipt of which cannot be assured. The Partnership will incur risks associated with any such development activities. These risks include the risk that development opportunities explored by the Partnership may be abandoned; the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable; lack of cash flow during the construction period; and the risk that occupancy rates and rents at a completed project will not be sufficient to make the project profitable. In case of an unsuccessful development project, the Partnership's loss could exceed its investment in the project. Also, there are competitors seeking properties for development, some of which may have greater resources than the Partnership.

ADVERSE EFFECT OF UNINSURED LOSS ON PERFORMANCE

  The Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties with policy specifications and insured limits customarily carried for similar properties.

The Partnership believes that the insurance carried on its properties is adequate in accordance with industry standards. There are, however, certain types of losses (such as from hurricanes, wars or earthquakes) which may be uninsurable, or the cost of insuring against such losses may not be economically justifiable. Should an uninsured loss occur, the Partnership could lose both the invested capital in and anticipated revenues from the property, and would continue to be obligated to repay any recourse mortgage indebtedness on the property.

ADVERSE EFFECT OF HIGHLY LEVERAGED TRANSACTION OR CHANGE IN CONTROL

  The Indenture does not contain any provisions that protect holders of the Notes against adverse effects on the credit worthiness of the Notes in the event of a highly leveraged transaction or change in control (through the acquisition of securities, the election of directors or otherwise) involving the Partnership or Regency. Accordingly, there can be no assurance that the Partnership or Regency will not enter into such a transaction and thereby adversely affect the Partnership's ability to meet its obligations under the Notes or Regency's obligation under its Guarantee.

EFFECTIVE SUBORDINATION OF NOTES

  The Notes will be unsecured and will be effectively subordinated to any mortgages and secured indebtedness of the Partnership securing such indebtedness. The Indenture permits the Partnership to incur additional mortgages and secured indebtedness provided certain conditions are met. See "Description of Notes--Covenants". Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Partnership, the holders of any mortgages and secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness, and such collateral will not be available for satisfaction of any amounts owed under the Partnership's unsecured indebtedness, including the Notes.

  The guarantees of the Notes by the Guarantors are unsecured obligations of the Guarantors, and (i) are effectively subordinated to mortgage and other secured indebtedness of the Guarantors and (ii) rank equally with the Guarantors' other unsecured and unsubordinated indebtedness.

RISK FROM RELIANCE UPON REGENCY TO MANAGE THE PARTNERSHIP; ADVERSE CONSEQUENCES OF REGENCY'S FAILURE TO QUALIFY AS A REIT

  The Partnership must rely upon Regency as general partner to manage the affairs and business of the Partnership. In addition to the risks described above that relate to the Partnership, Regency is subject to certain other risks that may affect its financial and other conditions, including particularly adverse consequences if Regency fails to qualify as a REIT for federal income tax purposes. The powers of Regency as general partner of the Partnership include the power to cause the Partnership to take actions which help Regency maintain its qualification as a REIT, including for example, causing the Partnership to incur indebtedness to enable Regency to fulfill the shareholder distribution requirements necessary to maintain its REIT qualification. The powers of Regency as general partner of the Partnership also include the power to determine whether and when to sell any property owned by the Partnership, subject to any specific agreements limiting the power of sale that the Partnership may have entered into with the contributor or contributors of such properties.

CONCENTRATION OF OWNERSHIP OF COMPANY COMMON STOCK

  Security Capital Holdings S.A. (together with its parent company, Security Capital U.S. Realty, "SC-USREALTY") owned 11,720,216 shares of common stock of Regency as of June 30, 1998, constituting 39.4% (including convertible securities on a fully diluted basis) of Regency's common stock outstanding on that date. SC-USREALTY is Regency's single largest shareholder and has participation rights entitling it to maintain its percentage ownership of the common stock. SC-USREALTY has the right to nominate a proportionate number of the directors of Regency's Board, rounded down to the nearest whole number, based upon its ownership of outstanding shares of common stock, but not to exceed 49% of the Board. Although certain standstill provisions preclude SC-USREALTY from increasing its percentage interest in Regency for a period of at least five years (subject to certain exceptions) and SC-USREALTY is subject to certain limitations on its voting rights with respect to its shares of common stock during that time, SC-USREALTY nonetheless has substantial influence over the Company's affairs. If the standstill period or any standstill extension term terminates, SC-USREALTY could be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the shareholders for approval.

  Regency has agreed with SC-USREALTY to certain limitations on Regency's operations, including restrictions relating to (i) incurrence of total indebtedness exceeding 60% of the gross book value of Regency's consolidated assets, (ii) investments in properties other than shopping centers in specified states in the eastern United States, and (iii) certain other matters. In addition, Regency has agreed to certain limitations on the amount of assets that it owns indirectly through other entities and the manner in which it conducts its business (including the type of assets that it can acquire and own and the manner in which such assets are operated). These restrictions, which are intended to permit SC-USREALTY to comply with certain requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and other countries' tax laws applicable to foreign investors, limit somewhat the Company's flexibility to structure transactions that might otherwise be advantageous to the Company. Although the Company does not believe that the limitations imposed on its activities will materially impair its ability to conduct its business, there can be no assurance that these limitations will not adversely affect the Company's operations in the future.

ENVIRONMENTAL RISKS

  Under various federal, state and local laws, ordinances and regulations, an owner or manager of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or borrow using such property as collateral. Certain of the Partnership's properties have been impacted by the dry cleaning operations of tenants or by other sources and the Partnership is currently investigating or remediating contamination at these properties.

                            CONSOLIDATED RATIOS OF
                           EARNINGS TO FIXED CHARGES

  The Partnership's ratios of earnings to fixed charges for the six months ended June 30, 1998 and the years ended December 31, 1997, 1996, 1995 and 1994 were 2.2, 2.4, 1.7, 1.0 and 1.0 respectively.

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to net income from operations, excluding non-recurring gains and losses from the sale of operating real estate. Fixed charges consist of interest costs (whether expensed or capitalized) and amortization of deferred debt costs.

  Prior to Regency's initial public offering in November 1993, Regency's predecessor, The Regency Group, Inc., was privately held, and its properties were encumbered by significantly higher levels of indebtedness bearing interest at higher rates than the levels and rates applicable to the Company and the Partnership. The Company's predecessor had net losses for the period from January 1, 1993 to November 4, 1993, and for the years ended December 31, 1992, 1991 and 1990, and earnings were not adequate to cover fixed charges during such periods. The ratios of earnings to fixed charges for such periods are not meaningful in light of the equity provided by Regency's initial public offering and the concurrent refinancing of the predecessor's mortgage debt.

                        THE PARTNERSHIP AND THE COMPANY

  The Partnership is a limited partnership which acquires, owns, develops and manages neighborhood and community shopping centers in targeted infill markets in the eastern half of the United States. As a result of the formation of the Partnership in 1996 and the subsequent consolidation of substantially all of its neighborhood and community shopping centers in early 1998, the Partnership is the primary entity through which Regency owns its properties and through which the Company intends to expand its ownership and operation of properties. Regency is a real estate investment trust, the common stock of which is traded on the New York Stock Exchange. The Company believes that the tax deferral advantages offered by the Partnership increase the attractiveness of the Partnership's units as consideration for property acquisitions.

                                USE OF PROCEEDS

  The Issuers will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer.

                            SELECTED FINANCIAL DATA

  The following table sets forth Selected Financial Data on a historical basis for the six months ended June 30, 1998 and June 30, 1997 and for the five years ended December 31, 1997, and on a pro forma basis for the six months ended June 30, 1998, and the year ended December 31, 1997. for the Partnership and the commercial real estate business of The Regency Group, Inc. ("TRG" or "Regency Properties"), the predecessor of the Company. This information should be read in conjunction with the Consolidated Financial Statements of the Partnership (including the related notes thereto) incorporated by reference in this Prospectus. The historical Selected Financial Data for the Regency Properties as of November 5, 1993 has been derived from audited financial statements. The data presented for the six-month periods ended June 30, 1998 and June 30, 1997 are derived from unaudited financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods. The results for the six-month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                REGENCY CENTERS, L.P.
                                ------------------------------------------------------------------------------------------
                          SIX MONTHS ENDED
                              JUNE 30,                               YEAR ENDED DECEMBER 31,                       PERIOD
                     ----------------------------  --------------------------------------------------------------  ENDED
                     PRO FORMA                     PRO FORMA                                                      DEC. 31,
                       1998       1998     1997      1997         1997          1996         1995        1994       1993
                     ---------  --------  -------  ---------  ------------  ------------ ------------ ----------- --------
                                  (UNAUDITED)
                                  -----------
                                                               (IN THOUSANDS OF DOLLARS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental revenue....  $ 53,748   $ 46,170  $28,754  $102,006   $     67,221  $     24,899 $     14,362 $    10,209 $   954
 Management,
  leasing &
  brokerage fees...     5,406      5,406    3,688     9,057          7,997         3,444        2,426       2,332     534
 Equity in income
  of investments in
  real estate
  partnerships ....       146        146       17        33             33            70            4          17       3
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
   Total revenues..    59,300     51,722   32,459   111,096         75,251        28,413       16,792      12,558   1,491
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
Operating expenses:
 Operating,
  maintenance &
  real estate
  taxes............    12,154     10,769    7,168    22,931         17,139         7,211        4,130       3,279     406
 General and
  administrative...     7,677      7,263    5,216    12,531          9,964         6,049        4,895       4,531     736
 Depreciation and
  amortization ....     9,893      8,740    5,152    18,178         11,905         4,345        2,573       1,895     167
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
   Total operating
    expenses.......    29,724     26,772   17,536    53,640         39,008        17,605       11,598       9,705   1,309
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
 Interest expense,
  net of interest
  income...........    10,107      8,316    7,209    25,629         12,679         5,866        4,398       2,276     (74)
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
 Income (loss)
  before minority
  interest and gain
  on sale of real
  estate
  investments......    19,469     16,634    7,714    31,827         23,564         4,942          796         577     256
Minority interest..      (200)      (200)    (345)     (818)          (505)          --           --          --      --
Gain on sale of
 real estate
 investments and
 other income......     1,410     10,746      --        --             451           --           --          --      --
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
 Net income........    20,679     27,180    7,369    31,009         23,510         4,942          796         577     256
 Preferred
  distributions....    (3,250)       --       --     (6,500)           --            --           --          --      --
                     --------   --------  -------  --------   ------------  ------------ ------------ ----------- -------
 Net income for
  unit holders.....  $ 17,429   $ 27,180  $ 7,369   $24,509   $     23,510  $      4,942 $        796 $       577 $   256
                     ========   ========  =======  ========   ============  ============ ============ =========== =======
 Earnings per unit:
  Basic............  $    .62   $   1.04  $   .35  $   1.26   $       1.20  $       0.19 $       0.04 $      0.09 $  0.07
                     ========   ========  =======  ========   ============  ============ ============ =========== =======
  Diluted..........  $    .61   $   1.02  $   .32  $   1.18   $       1.12  $       0.19 $       0.04 $      0.09 $  0.07
                     ========   ========  =======  ========   ============  ============ ============ =========== =======
BALANCE SHEET DATA:
Real estate
 investments at
 cost..............  $891,072   $868,127      n/a       n/a   $    636,787  $    257,066 $    149,735 $    92,649 $41,484
Total assets.......   911,741    887,546      n/a       n/a        641,149       258,184      145,997      90,404  40,262
Total debt.........   338,367    314,172      n/a       n/a        193,587       107,982       55,686      56,998   2,521
                      REGENCY
                     PROPERTIES
                     ----------
                       PERIOD
                       ENDED
                      NOV. 5,
                      1993(1)
                     ----------
OPERATING DATA:
Revenues:
 Rental revenue....   $ 3,938
 Management,
  leasing &
  brokerage fees...     2,247
 Equity in income
  of investments in
  real estate
  partnerships ....        18
                     ----------
   Total revenues..     6,203
                     ----------
Operating expenses:
 Operating,
  maintenance &
  real estate
  taxes............     2,275
 General and
  administrative...     2,835
 Depreciation and
  amortization ....       963
                     ----------
   Total operating
    expenses.......     6,073
                     ----------
 Interest expense,
  net of interest
  income...........     1,766
                     ----------
 Income (loss)
  before minority
  interest and gain
  on sale of real
  estate
  investments......    (1,636)
Minority interest..       126
Gain on sale of
 real estate
 investments and
 other income......     2,725
                     ----------
 Net income........     1,215
 Preferred
  distributions....       --
                     ----------
 Net income for
  unit holders.....   $ 1,215
                     ==========
 Earnings per unit:
  Basic............       n/a
                     ==========
  Diluted..........       n/a
                     ==========
BALANCE SHEET DATA:
Real estate
 investments at
 cost..............       n/a
Total assets.......       n/a
Total debt.........       n/a

-------
(1) Such Combined Financial Statements have been prepared to reflect the historical combined operations of the Regency Properties associated with the ownership of the properties and the management, leasing, acquisition, development and brokerage business acquired by the Company from TRG on November 5, 1993 in connection with Regency's initial public offering completed November 5, 1993.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Notes, the Issuers entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Issuers agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Notes for notes with terms identical in all material respects to the terms of the Old Notes.

  The Exchange Offer is being made to satisfy the contractual obligations of the Issuers under the Registration Rights Agreement. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not provide for any additional interest in connection therewith. In that regard, the Registration Rights Agreement provides that, if the Exchange Offer is not consummated by March 17, 1999, then the per annum interest rate applicable to the Old Notes will increase by 0.5% for the period from the occurrence of such registration default until such time as the default is cured. Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any additional interest with respect thereto or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of Failure to Exchange Old Notes."

  The Exchange Offer is not being made to, nor will the Issuers accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Notes by book-entry transfer at DTC.

  NO BOARD OF DIRECTORS OF ANY ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuers will accept for exchange Old Notes that are validly tendered on or before the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on       , 1998; provided, however, that if the Issuers,
in their sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Issuers' obligation to accept Old Notes for exchange in the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

  The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers (subject to the rights of holders to withdraw their tendered Old Notes). Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. The Issuers also expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

 Book-Entry Transfer

  In order for Old Notes to be validly tendered in the Exchange Offer, a tendering holder that is a participant in the DTC system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer promptly after the date of this Prospectus. Financial institution participants in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for transfer. The exchange for the Old Notes so tendered will only be made, however, after timely book-entry confirmation (as defined in the next paragraph) of such transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next paragraph) or a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal on or before the Expiration Date.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce the Letter of Transmittal against such participant.

 Procedures Other than Book-Entry Transfer

  If any Old Notes were reissued in certificated form, then in order for certificated Old Notes to be validly tendered in the Exchange Offer, the Exchange Agent must receive (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and other required documents, and (ii) the certificates of such Old Notes at one of the addresses set forth below under "Exchange Agent." THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF EACH HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS.

  Signature guarantees on a Letter of Transmittal are unnecessary unless (i) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal. In the case of (i) or (ii) above, the endorsement or signature on the Letter of Transmittal must be guaranteed by a firm or other entity identified in Commission Rule 17Ad-15 as an "eligible guarantor institution," including (as such terms are defined therein), (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of an Eligible Institution.

 Determination of Validity

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes the acceptance of which might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right in their sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers determine. Neither the Issuers, the Exchange Agent nor any other person is under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of them incur any liability for failure to give such notification.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  If the Letter of Transmittal or any Old Notes or separate written instruments of transfer or exchange are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of the person's authority to so act.

 Representations of Tendering Participants

  By tendering, each holder will represent to the Issuers that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any other person is engaged in or intends to participate in a distribution of such New Notes and (iv) neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of either of the Issuers. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time on or before the Expiration Date. For a withdrawal to be effective, a written notice (which may be a facsimile transmission) of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), include a statement that such holder is withdrawing its election to have such Old Notes exchanged and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, before the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the DTC account to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer, such Old Notes will be credited to an account maintained with such book-entry transfer facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or before the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuers will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

  In all cases, delivery of New Notes in exchange for Old Notes that are tendered and accepted for exchange in the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message in lieu thereof, and
(iii) any other documents required by the Letter of Transmittal. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfers into the Exchange Agent's account at DTC, such non-exchanged Old Notes will be credited to an account maintained with DTC for the benefit of the holder of such Old Note) as promptly as practicable after the expiration or termination of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, the Issuers will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

  In addition, the Issuers will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

  If the Issuers determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, the Issuers may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may amend the terms of the Exchange Offer in any respect. If such amendment constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Issuers will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal. Questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as set forth in the Letter of Transmittal.

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The principal solicitation of acceptances of the Exchange Offer is being made by mail; however, additional solicitations may be made by telecopy, telephone, in person or by other means by officers and regular employees of the Issuers and their affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Issuers will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                             DESCRIPTION OF NOTES

  The Old Notes have been issued and the New Notes are to be issued under an Indenture, to be dated as of July 20, 1998 (the "Indenture"), among the Partnership, the Guarantors and the Trustee. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise indicated, references under this caption to sections, "(S)" or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. The Indenture has been filed as an exhibit to the Partnership's Registration Statement on Form 10 and is incorporated by reference herein. Copies of the Indenture are also available at the corporate trust office of the Trustee.

GENERAL

  The Notes (including the Old Notes and the New Notes) will be unsecured obligations of the Partnership, are limited to $100.0 million aggregate principal amount and will mature on July 15, 2005. The Notes bear interest at 7 1/8% per annum from their original date of issue or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding January 1 or July 1, as the case may be. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate per annum shown above plus 2%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. ((S)(S) 301, 308 and 311)

  The New Notes will bear interest from their date of issuance. The Partnership will issue the New Notes promptly after expiration of the Exchange Offer and acceptance of the Old Notes tendered for the New Notes. Holders of Old Notes whose Old Notes are accepted for exchange will receive interest on such Old Notes accrued from July 20, 1998, the date of issuance of the Old Notes, to the date of issuance of the New Notes, with such interest payable with the first interest payment on the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on January 15, 1999 (the first interest payment date with respect to the Old Notes and the New Notes) that they would have received had they not accepted the Exchange Offer.

  The New Notes will, to the extent described herein, be fully and unconditionally guaranteed by the Guarantors. The New Guarantees will be unsecured and unsubordinated obligations of the Guarantors.

  Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, The City of New York, provided that at the option of the Partnership, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Partnership, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. ((S)(S) 301, 305 and 1002)

  Payments by the Partnership in respect of the Notes (including principal, premium, if any, and interest) will be made in immediately available funds.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

  Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form.

  Global Notes. The New Notes will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below under "--Exchanges of Book-Entry Notes for Certificated Notes."

  Exchanges of Book-Entry Notes for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless
(i) DTC (x) notifies the Partnership that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Partnership thereupon fails to appoint a successor Depositary, (ii) the Partnership, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Note Registrar to reflect a decrease in the principal amount of the relevant Global Note.

  Certain Book-Entry Procedures. The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of such settlement system and are subject to changes by it from time to time. The Partnership takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Partnership as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised the Partnership that its current practice, upon the issuance of the Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under "--Exchanges of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Note represented thereby) under the Indenture or the Notes.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  Payments of the principal of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Partnership, the Guarantors, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Partnership expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Partnership also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name". Such payment will be the responsibility of such participants.

  Interests in the Global Note will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Partnership that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, the Global Notes will be exchanged for legended Notes in certificated form and distributed to DTC's participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Partnership, the Guarantors, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

OPTIONAL REDEMPTION

  The Notes may be redeemed at any time, at the option of the Partnership, in whole or in part from time to time, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (or portion thereof). ((S) 1101)

  If notice has been given as provided in the Indenture and funds for the redemption of any Note (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Note will be to receive payment of the Redemption Price. ((S)
1107)

  Notice of any optional redemption of any Note (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. ((S) 1105)

  The Partnership will notify the Trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Partnership, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part. ((S)(S) 1103 and 1104)

  All Notes redeemed in full by the Partnership as aforesaid shall be canceled forthwith and may not be reissued or resold.

GUARANTEES

  The Guarantors will, jointly and severally, on an unsubordinated basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest on the New Notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. If the Partnership defaults in the payment of the principal of (and premium, if any) or interest on, the New Notes, the Guarantors shall be required promptly to make such payment in full, without the necessity of action by the Trustee or the holder of any Notes. The obligations of each Guarantor under its guarantee will be limited so as to avoid its performance being considered a fraudulent conveyance under applicable law.

  The New Guarantees are unsecured obligations of the Guarantors and will be effectively subordinated to mortgage and other secured indebtedness of the Guarantors.

  The Indenture provides that no Guarantor may, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into such Guarantor or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless: (1) in a transaction in which such Guarantor does not survive or in which such Guarantor sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to such Guarantor is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor or a subsidiary thereof as a result of such transaction as having been Incurred by such Guarantor or such subsidiary thereof at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and (3) certain other conditions are met.

  The New Guarantees will remain in effect with respect to each Guarantor until the entire principal of, premium, if any, and interest on the Notes shall have been paid in full or the New Notes shall have been defeased and discharged as described under Clause (A) under "--Defeasance".

COVENANTS

  The Indenture contains, among others, the following covenants:

 LIMITATION ON INDEBTEDNESS

  The Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication)

(i) Total Assets as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the Company if filed by the Partnership with the Trustee in lieu of filing its own reports) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness) by the Partnership or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Indebtedness. ((S) 1008)

  In addition to the foregoing limitation on the incurrence of Indebtedness, neither the Partnership nor any Subsidiary may incur any Indebtedness secured by any Encumbrance upon any of the property of the Partnership or any Subsidiary if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Partnership or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the Company if filed by the Partnership with the Trustee in lieu of filing its own reports) prior to the incurrence of the additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness) by the Partnership or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Indebtedness. ((S) 1008)

  The Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Partnership and its Subsidiaries on a consolidated basis. ((S) 1008)

  In addition to the foregoing limitations on the incurrence of Indebtedness, the Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5 to 1, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom and calculated on the assumption that (i) such indebtedness and any other Indebtedness incurred by the Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including Indebtedness to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period), (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and (iv) in the case of any acquisition or disposition by the Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment Indebtedness had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. ((S) 1008)

  For purposes of the foregoing provisions regarding the limitation on the incurrence of Indebtedness, Indebtedness shall be deemed to be "incurred" by the Partnership or a Subsidiary whenever the Partnership and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

 PROVISION OF FINANCIAL INFORMATION

  Whether or not the Partnership is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Partnership shall file with the Commission the annual reports, quarterly reports and other documents which the Partnership would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Partnership were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Partnership would have been required so to file such documents if the Partnership were so required. The Partnership shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Partnership files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Partnership were required to be subject to such Sections and
(b) if filing such documents by the Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. ((S) 1010)

 EXISTENCE

  Except as permitted under "--Merger, Consolidation or Sale", the Partnership and the Guarantors will be required to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights and franchises; provided, however, that the Partnership and the Guarantors shall not be required to preserve any right or franchise if the Partnership or the Guarantors, as applicable, determine that the preservation thereof is no longer desirable in the conduct of their business and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes. ((S) 1004)

 MAINTENANCE OF PROPERTIES

  The Partnership and the Guarantors will be required to cause all properties used or useful in the conduct of their respective businesses or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Partnership or the Guarantor, as applicable, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Partnership and the Guarantors shall not be prevented from discontinuing the operation or maintenance of any of their respective properties if such discontinuance is, in the judgment of the Partnership or the applicable Guarantor, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes. ((S) 1005)

 INSURANCE

  The Partnership and the Guarantors will be required to, and to cause each of their respective subsidiaries to, keep all of their insurable properties insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types. ((S) 1007)

 PAYMENT OF TAXES AND OTHER CLAIMS

  The Partnership and the Guarantors will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Partnership, any Guarantor or any subsidiary or upon the income, profits or property of the Partnership, any Guarantor or any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Partnership, any Guarantor or any subsidiary; provided, however, that neither the Partnership nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. ((S) 1006)

MERGER, CONSOLIDATION OR SALE

  The Partnership may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Partnership, (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, (iii) acquire, or permit any Subsidiary to acquire, directly or indirectly, Capital Stock or other ownership interests of any other Person such that such Person becomes a Subsidiary of the Partnership and (iv) purchase, lease or otherwise acquire, or permit any Subsidiary to purchase, lease or otherwise acquire, (a) all or substantially all of the property and assets of any Person as an entirety or
(b) any existing business (whether existing as separate entity, subsidiary, division, unit or otherwise) of any Person, unless: (1) in a transaction in which the Partnership does not survive or in which the Partnership sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Partnership is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Partnership's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Partnership or a Subsidiary as a result of such transaction as having been Incurred by the Partnership or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Partnership (or other successor entity to the Partnership) is equal to or greater than that of the Partnership immediately prior to the transaction; and (4) certain other conditions are met. ((S) 801)

PAYING AGENTS

  The Partnership has initially appointed the Trustee, acting through its corporate trust office in Jacksonville, Florida, as Paying Agent. The Partnership may vary or terminate the appointment of any paying agent, including the Paying Agent, and/or appoint additional Paying Agents, provided that as long as any Notes remain outstanding, the Partnership will maintain a Paying Agent and a transfer agent in Jacksonville, Florida, or the Borough of Manhattan, The City of New York. The Partnership will cause the Trustee to notify the holders of Notes, in the manner described under "--Notices" below, of any variation or termination of any Paying Agent and of any changes in the specified offices.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. ((S) 101)

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Annual Service Charge" for any period means the aggregate interest expense for the period in respect of, and the amortization during the period of any original issue discount of, Indebtedness of the Partnership and its Subsidiaries and the amount of dividends which are payable during the period in respect of any Disqualified Stock.

  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest expense on Indebtedness of the Partnership and its Subsidiaries; (ii) provision for taxes of the Partnership and its Subsidiaries based on income; (iii) amortization of debt discount;
(iv) provisions for gains and losses on properties and property depreciation and amortization; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for the period; and (vi) amortization of deferred charges.

  "Consolidated Net Worth" of any Person means the consolidated equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Partnership, adjustments following the date of the Indenture to the accounting books and records of the Partnership in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Partnership by another Person shall not be given effect to.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of the Person which by the terms of that Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of that Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the Notes; provided, however, that equity interests whose holders have (or will have after the expiration of an initial holding period) the right to have such equity interests redeemed for cash in an amount determined by the value of the Common Stock do not constitute Disqualified Stock.

  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net, as reflected in the financial statements of the Partnership and its Subsidiaries for the period determined on a consolidated basis in accordance with GAAP.

  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind, except any mortgage, lien, charge, pledge or security interest of any kind which secures debt of any Guarantor owed to the Partnership.

  "Indebtedness" of the Partnership or any Subsidiary means any indebtedness of the Partnership or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments, (ii) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments secured by any Encumbrance existing on property owned by the Partnership or any Subsidiary, (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the amount of all obligations of the Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock and (v) any lease of property by the Partnership or any Subsidiary as lessee which is reflected on the Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iv) above, that any such items (other than letters of credit) would appear as a liability on the Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person (other than the Partnership or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Partnership or any Subsidiary whenever the Partnership or the Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determining by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

  "Person" means any individual, corporation, limited liability company, joint venture, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Partnership.

  "Subsidiary" means a corporation, partnership or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by the Partnership or by one or more other Subsidiaries of the Partnership. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

  "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

  "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding intangibles).

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

  "Unsecured Indebtedness" means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any Encumbrance upon any of the properties of the Partnership or any Subsidiary.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due, continued for 30 days; (c) failure to perform or comply with the provisions described under "--Merger, Consolidation or Sale"; (d) failure to perform any other covenant or agreement of the Partnership or the Guarantors under the Indenture or the Notes continued for 60 days after written notice to Holders by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes; (e) default under the terms of any instrument evidencing or securing Indebtedness by the Partnership or any Guarantor having an outstanding principal amount of $5.0 million individually or in the aggregate, which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Partnership or any Guarantor in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (g) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or any Guarantor. ((S) 501) Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. ((S) 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. ((S) 512)

  If an Event of Default (other than an Event of Default described in Clause
(g) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (g) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. ((S) 502) For information as to waiver of defaults, see "--Modification and Waiver".

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. ((S) 507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. ((S) 508)

  The Partnership will be required to furnish to the Trustee quarterly a statement as to the performance by the Partnership of certain of its obligations under the Indenture and as to any default in such performance. ((S) 1011)

SATISFACTION AND DISCHARGE OF THE INDENTURE

  The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Partnership's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Partnership will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or
(y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation.

DEFEASANCE

  The Indenture provides that, at the option of the Partnership, (A) if applicable, the Partnership will be discharged from any and all obligations in respect of the Outstanding Notes or (B) if applicable, the Partnership may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to Clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to Clause (A), the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to Clause (B), the Partnership has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Partnership has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Article Thirteen)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Partnership, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium), or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified. ((S) 902)

  The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Partnership with certain restrictive provisions of the Indenture. ((S) 1012) Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. ((S) 513)

NOTICES

  The Trustee will cause all notices to the holders of the Notes to be mailed by first class mail, postage prepaid to the address of each holder as it appears in the register of Notes. Any notice so mailed will be conclusively presumed to have been received by the holders of the Notes. PROSPECTIVE PURCHASERS SHOULD NOTE THAT UNDER NORMAL CIRCUMSTANCES DTC WILL BE THE ONLY "HOLDER" OF THE NOTES AS THAT TERM IS USED HEREIN AND IN THE INDENTURE. See "- -Form, Denomination, Transfer, Exchange and Book-Entry Procedures".

GOVERNING LAW

  The Indenture and the Notes are governed by the laws of the State of New
York.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. ((S)(S) 601 and 603)

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Partnership, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Partnership or any affiliate; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. ((S) 608)

                  INFORMATION WITH RESPECT TO THE GUARANTORS

  Regency, a Florida corporation, commenced operations as a real estate investment trust in 1993 with the completion of its initial public offering, and was the successor to the real estate business of The Regency Group, Inc. which had operated since 1963. Regency is the sole general partner of the Partnership and owned approximately 95% of the interest in the Partnership as of June 30, 1998. Regency Office Partnership, L.P. is jointly owned by Regency and the Partnership and owns two shopping centers. Regency Retail Centers of Ohio, Inc. is a wholly-owned subsidiary of Regency and is a general partner of Hyde Park Partners, L.P., which owns a single shopping center. RRC FL Five, Inc. and RRC FL Seven, Inc. are wholly-owned subsidiaries of Regency, each owning a single shopping center. The Partnership is the general partner of RRC Operating Partnership of Georgia, L.P., which owns a single shopping center. Regency anticipates that Hyde Park Partners, L.P., Regency Retail Centers of Ohio, L.P. and RRC Operating Partnership of Georgia, L.P. may be merged into the Partnership in the future. RRC Acquisitions, Inc. and RRC Acquisitions Two, Inc. are wholly-owned subsidiaries of Regency holding acquisition contracts of Regency or the Partnership. RRC Acquisitions, Inc. also owns one shopping center.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of certain U.S. federal income tax considerations applicable to the exchange of Old Notes for New Notes. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly retroactively. The discussion does not cover all aspects of federal income taxation that may be relevant to holders of the Notes, in light of their specific circumstances, particularly holders who own 10% or more of the stock of the Company or holders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, tax exempt organizations, foreign persons and taxpayers subject to the alternative minimum tax). It also does not address state, local, foreign or other tax laws.

EXCHANGE OF NOTES

  The exchange of Old Notes for New Notes in the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for New Notes in the Exchange Offer, and a holder will have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

  EACH HOLDER SHOULD CONSULT HIS OR HER TAX OWN ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making or other trading activities. The Issuers will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale for a period of up to 180 days after the consummation of the Exchange Offer. The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or in a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For period of 180 days after the consummation of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

  The Company has agreed in the Registration Rights Agreement to indemnify each broker-dealer reselling New Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the New Notes, including liabilities under the Securities Act, or to contribute to payments that such broker-dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

  The legality of the securities offered hereby has been passed upon by Foley & Lardner, Jacksonville, Florida.

                                    EXPERTS

  The consolidated financial statements of the Partnership as of December 31, 1997 and 1996 and for each of the three years in the three-year period ended December 31, 1997, and the consolidated financial statements of Regency Realty Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             REGENCY CENTERS, L.P.

                                    INDEX TO
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Pro forma Condensed Consolidated Balance Sheet as of June 30, 1998......... P-3
Notes to Pro Forma Condensed Consolidated Balance Sheet.................... P-4
Pro Forma Consolidated Statements of Operations for the six month period ended June 30, 1998 and the year ended December 31, 1997.................. P-5
Notes to Pro Forma Consolidated Statements of Operations................... P-7

                             REGENCY CENTERS, L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated balance sheet of the Partnership as of June 30, 1998 as if the Partnership had completed the Debt offering, and the acquisition of 1998 Acquisition Properties as of that date. The following unaudited pro forma consolidated statements of operations of the Partnership are based upon the historical consolidated statements of operations for the six-month period ended June 30, 1998 and the year ended December 31, 1997. These statements are presented as if the Partnership had acquired the 1998 Acquisition Properties and 13 other properties acquired during 1997 (together the "Acquisition Properties"), as well as the Branch Properties and the Midland Properties as of January 1, 1997. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Partnership's registration statement on Form 10 and quarterly report on Form 10-Q filed for the period ended June 30, 1998.

  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Partnership would have been at June 30, 1998 or December 31, 1997 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of the Partnership in future periods.

                              REGENCY CENTER, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                          HISTORICAL ADJUSTMENTS      PRO FORMA
                                          ---------- -----------      ---------
                 ASSETS
Real estate investments, at cost.........  $836,994    $22,945 (a)    $859,939
Construction in progress.................    31,133        --           31,133
  Less: accumulated depreciation.........    24,857        --           24,857
                                           --------    -------        --------
  Real estate rental property, net.......   843,270     22,945         866,215
                                           --------    -------        --------
Investments in real estate partnerships..    22,401        --           22,401
                                           --------    -------        --------
  Net real estate investments............   865,671     22,945         888,616
                                           --------    -------        --------
Cash and cash equivalents................     7,998        --            7,998
Tenant receivables, net of allowance for
 uncollectible accounts..................     8,524        --            8,524
Deferred costs, less accumulated amorti-
 zation..................................     2,589        --            2,589
Other assets.............................     2,764      1,250 (b)       4,014
                                           --------    -------        --------
    Total Assets.........................  $887,546    $24,195        $911,741
                                           ========    =======        ========
    LIABILITIES AND PARTNERS' CAPITAL
Mortgage loans payable...................  $224,441    $   --         $224,441
Acquisition and development line of
 credit                                      89,731    (75,805)(a)(b)   13,926
Notes payable                                   --     100,000 (b)     100,000
                                           --------    -------        --------
    Total debt...........................   314,172     24,195         338,367
Accounts payable and other liabilities...    14,484        --           14,484
Tenant's security and escrow deposits....     2,256        --            2,256
                                           --------    -------        --------
    Total liabilities....................   330,912     24,195         355,107
                                           --------    -------        --------
Limited partners' interest in consoli-
 dated partnerships......................     7,355        --            7,355
                                           --------    -------        --------
Redeemable preferred units...............    78,800        --           78,800
Redeemable operating partnership units...   470,479        --          470,479
                                           --------    -------        --------
    Total partners' capital..............   549,279        --          549,279
                                           --------    -------        --------
    Total liabilities and partners'
     capital.............................  $887,546    $24,195        $911,741
                                           ========    =======        ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998
                                  (UNAUDITED)
                                (IN THOUSANDS)

(a) Acquisitions of Shopping Centers:

    In January 1998, the Partnership entered into an agreement to acquire shopping centers from various entities comprising the Midland Group consisting of 21 shopping centers plus 11 shopping centers under development. The Partnership acquired all 21 of the Midland shopping centers prior to June 30, 1998 containing 2.0 million square feet for approximately $167.1 million. Those shopping centers are included in the Partnership's June 30, 1998 balance sheet.

    Subsequent to June 30, 1998, the Partnership expects to acquire an additional three properties under development for $41.3 million. In addition, during 1998, the Partnership expects to pay $4.6 million in additional costs related to joint venture investments and other transaction costs related to acquiring the various shopping centers from Midland, and during 1999 and 2000 expects to pay contingent consideration of $23.0 million. The following table represents the properties under development which the Partnership expects to acquire from Midland upon completion of construction during 1998. These properties are not included in these pro forma condensed consolidated financial statements.

                                                             EXPECTED
                                                           ACQUISITION  PURCHASE
                                                               DATE      PRICE
                                                           ------------ --------
      Garner Festival..................................... September-98 $20,571
      Nashboro............................................ September-98   7,260
      Crooked Creek....................................... September-98  13,471
                                                                        -------
                                                                        $41,302
                                                                        =======

    In addition, the Partnership acquired one other shopping center for an aggregate purchase price of $22.9 million which is reflected in the pro forma balance sheet. The shopping center, Pike Creek Shopping Center, was acquired on August 4, 1998 using funds drawn on the Line.

(b) Represent the proceeds from a $100 million debt offering completed July 15, 1998, less offering costs of 1.25%. At closing, the Partnership used the net proceeds from the Offering ($98.8 million) for the repayment of the balance outstanding on the Line and the remainder was used to offset the $22.9 million borrowed on the Line for the acquisition of Pike Creek. The Partnership has recorded $1.2 million of financing costs as an "Other Asset" to be amortized over the term of the Notes.

                             REGENCY CENTERS, L.P.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                               FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                          ----------------------------------------------------------------
                                      MIDLAND      ACQUISITION       OTHER
                          HISTORICAL PROPERTIES    PROPERTIES     ADJUSTMENTS    PRO FORMA
                          ---------- ----------    -----------    -----------    ---------
Revenues:                               (d)            (e)
  Minimum rent..........   $37,202     $3,913        $3,026            (697) (i)  $43,444
  Percentage rent.......       623        --            153              (8) (i)      768
  Recoveries from
   tenants..............     8,345        542           716             (67) (i)    9,536
  Management, leasing
   and brokerage fees...     5,406        --            --              --          5,406
  Equity in income of
   investments in real
   estate partnerships..       146        --            --              --            146
                           -------     ------        ------         -------       -------
                            51,722      4,455         3,895            (772)       59,300
                           -------     ------        ------         -------       -------
Operating expenses:
  Depreciation and
   amortization.........     8,740        817  (f)      790  (f)       (453) (i)    9,893
  Operating and
   maintenance..........     6,371        283           339            (122) (i)    6,870
  General and
   administrative.......     7,262        231           209             (25) (i)    7,677
  Real estate taxes.....     4,398        488           479             (81) (i)    5,284
                           -------     ------        ------         -------       -------
                            26,771      1,819         1,817            (681)       29,724
                           -------     ------        ------         -------       -------
Interest expense
 (income):
  Interest expense......     9,250      2,646  (g)    1,978  (h)     (2,834) (j)   11,040
  Interest income.......      (933)       --            --              --           (933)
                           -------     ------        ------         -------       -------
                             8,317      2,646         1,978          (2,834)       10,107
                           -------     ------        ------         -------       -------
  Income before minority
   interest and gain on
   sale of real estate
   investments..........    16,634        (10)          100           2,743        19,469
Gain on sale of real
 estate investments.....    10,746        --            --           (9,336) (i)    1,410
Minority interest.......      (200)       --            --              --           (200)
                           -------     ------        ------         -------       -------
  Net income............    27,180        (10)          100          (6,593)       20,679
Preferred distributions.       --         --            --           (3,250) (k)   (3,250)
                           -------     ------        ------         -------       -------
  Net income for unit
   holders..............   $27,180      $ (10)       $  100         $(9,843)      $17,429
                           =======     ======        ======         =======       =======
Net income per unit
 (note (l)):
  Basic.................   $  1.04                                                $  0.62
                           =======                                                =======
  Diluted...............   $  1.02                                                $  0.61
                           =======                                                =======

   See accompanying notes to pro forma consolidated statements of operations.

                             REGENCY CENTERS, L.P.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                         ----------------------------------------------------------------------------
                                      BRANCH    MIDLAND       ACQUISITION       OTHER
                         HISTORICAL PROPERTIES PROPERTIES     PROPERTIES     ADJUSTMENTS    PRO FORMA
                         ---------- ---------- ----------     -----------    -----------    ---------
Revenues:                              (c)        (d)             (e)
  Minimum rent..........  $53,330     $3,596    $16,482         $12,739         (4,136) (i)  $82,011
  Percentage rent.......      898        167        --              367            --          1,432
  Recoveries from ten-
   ants.................   12,993        751      2,240           3,127           (548) (i)   18,563
  Management, leasing
   and brokerage fees...    7,997      1,060        --              --             --          9,057
  Equity in income of
   investments in real
   estate partnerships..       33        --         --              --             --             33
                          -------     ------    -------         -------        -------       -------
                           75,251      5,574     18,722          16,233         (4,684)      111,096
                          -------     ------    -------         -------        -------       -------
Operating expenses:
  Depreciation & amorti-
   zation...............   11,905        972      2,994  (f)      3,162  (f)      (855) (i)   18,178
  Operating and mainte-
   nance................   10,688        595      1,194           1,795         (1,260) (i)   13,012
  General and adminis-
   trative..............    9,964        683      1,042             891            (49) (i)   12,531
  Real estate taxes.....    6,451        404      1,635           1,876           (447) (i)    9,919
                          -------     ------    -------         -------        -------       -------
                           39,008      2,654      6,865           7,724         (2,611)       53,640
                          -------     ------    -------         -------        -------       -------
Interest expense (in-
 come):
  Interest expense......   13,614      1,517     10,353  (g)      8,292  (h)    (7,179) (j)   26,597
  Interest income.......     (935)       (33)       --              --             --           (968)
                          -------     ------    -------         -------        -------       -------
                           12,679      1,484     10,353           8,292         (7,179)       25,629
                          -------     ------    -------         -------        -------       -------
  Income before minority
   interest and gain on
   sale of real estate
   investments..........   23,564      1,436      1,504             217          5,106        31,827
  Gain on sale of real
   estate investments...      451        --         --              --            (451) (i)      --
  Minority interest.....     (505)      (313)       --              --             --           (818)
                          -------     ------    -------         -------        -------       -------
  Net income............   23,510      1,123      1,504             217          4,655        31,009
  Preferred distribu-
   tions................      --         --         --              --          (6,500) (k)   (6,500)
                          -------     ------    -------         -------        -------       -------
  Net income for unit
   holders..............  $23,510     $1,123    $ 1,504         $   217        $(1,845)      $24,509
                          =======     ======    =======         =======        =======       =======
Net income per unit
 (note (l)):
  Basic.................  $  1.20                                                            $  1.26
                          =======                                                            =======
  Diluted...............  $  1.12                                                            $  1.18
                          =======                                                            =======

   See accompanying notes to pro forma consolidated statements of operations.

                             REGENCY CENTERS, L.P.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 AND THE YEAR ENDED DECEMBER 31,
                                      1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

(c) Reflects pro forma results of operations for the Branch Properties for the period from January 1, 1997 to March 7, 1997 (acquisition date).

(d) Reflects revenues and certain expenses for the Midland Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or June 30, 1998 and for the year ended December 31, 1997.

                                      FOR THE PERIOD FROM JANUARY 1, 1998 TO THE ACQUISITION DATE
                                     ---------------------------------------------------------------------------
                                                                                     REAL
                         ACQUISITION  MINIMUM        RECOVERIES    OPERATING AND    ESTATE        GENERAL AND
     PROPERTY NAME          DATE       RENT         FROM TENANTS    MAINTENANCE     TAXES        ADMINISTRATIVE
     -------------       ----------- -------------  ------------   -------------   -----------  ----------------
  Windmiller Farms......   7/15/98   $         574     $        90    $        34   $        71      $        32
  Franklin Square.......   4/29/98             414              56             52            31               32
  St. Ann Square........   4/17/98             217              44             18            35               12
  East Point Crossin....   4/29/98             268              52             16            35               17
  North Gate Plaza......   4/29/98             234              33             18            27               10
  Worthington Park......   4/29/98             281              68             22            40               19
  Beckett Commons.......    3/1/98             113               7              6            14                4
  Cherry Grove Plaza....    3/1/98             239              11             13            22               21
  Bent Tree Plaza.......    3/1/98             137              11              7            59                8
  West Chester Plaza....    3/1/98             130              12             13            42                7
  Brookville Plaza......    3/1/98              95               5              5             8                4
  Lake Shores Plaza.....    3/1/98             123              10              5            16                6
  Evans Crossing........    3/1/98             116               4              5             8                6
  Statler Square........    3/1/98             164              15             13             1                8
  Kernersville Plaza....    3/1/98             120               4              8             8                8
  Maynard Crossing......    3/1/98             272              38             13            15               15
  Shoppes at Mason......    3/1/98             116              27             15            33                6
  Lake Pine Plaza.......    3/1/98             152              13             10             8                9
  Hamilton Meadows......    3/1/98             148              42             10            15                7
                                     -------------     -----------    -----------   -----------      -----------
                                     $       3,913     $       542    $       283   $       488      $       231
                                     =============     ===========    ===========   ===========      ===========

                             REGENCY CENTERS, L.P.

                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                                     ----------------------------------------------------
                                             RECOVERIES  OPERATING   REAL
                         ACQUISITION MINIMUM    FROM        AND     ESTATE  GENERAL AND
     PROPERTY NAME          DATE      RENT    TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
     -------------       ----------- ------- ---------- ----------- ------ --------------
  Windmiller Farms......   7/15/98   $ 1,157   $  181     $   69    $  143     $   64
  Franklin Square.......   4/29/98     1,270      171        158        94         98
  St. Ann Square........   4/17/98       741      149         60       119         42
  East Point Crossin....   4/29/98       821      159         50       107         51
  North Gate Plaza......   4/29/98       718      100         56        84         32
  Worthington Park......   4/29/98       862      208         67       124         59
  Beckett Commons.......    3/1/98       687      140         38        83         47
  Cherry Grove Plaza....    3/1/98     1,445      175         85       131        105
  Bent Tree Plaza.......    3/1/98       786      130         64        59         48
  West Chester Plaza....    3/1/98       807       70         72        84         45
  Brookville Plaza......    3/1/98       571       42         34        50         30
  Lake Shores Plaza.....    3/1/98       759      156         55        96         32
  Evans Crossing........    3/1/98       613       84         34        50         33
  Statler Square........    3/1/98       913       76         43        54         60
  Kernersville Plaza....    3/1/98       605       58         29        51         33
  Maynard Crossing......    3/1/98     1,367      133         78        95        104
  Shoppes at Mason......    3/1/98       644       56         61        65         38
  Lake Pine Plaza.......    3/1/98       827       93         54        51         46
  Hamilton Meadows......    3/1/98       889       59         87        95         75
                                     -------   ------     ------    ------     ------
                                     $16,482   $2,240     $1,194    $1,635     $1,042
                                     =======   ======     ======    ======     ======

(e) Reflects revenue and certain expenses of the Acquisition Properties for the periods from January 1, 1998 and 1997 to the respective acquisition date of the property.

                                       FOR THE PERIOD FROM JANUARY 1, 1998 TO THE ACQUISITION DATE
                                     ---------------------------------------------------------------
                                                        RECOVERIES  OPERATING   REAL
                         ACQUISITION MINIMUM PERCENTAGE    FROM        AND     ESTATE  GENERAL AND
     PROPERTY NAME          DATE      RENT      RENT     TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
     -------------       ----------- ------- ---------- ---------- ----------- ------ --------------
  Bloomingdale Squar....   2/11/98   $  214     $  5       $ 53       $ 25      $ 24       $ 21
  Silverlake............    6/3/98      346      --          60         36        36         18
  Highland Square.......   6/17/98      516       51         86         46        79         60
  Shoppes @104..........   6/19/98      620      --         133         72        79         28
  Fleming Island........   6/30/98      346      --         288         39       192         36
  Pike Creek............    8/4/98      982       97         96        121        69         46
                                     ------     ----       ----       ----      ----       ----
                                     $3,026     $153       $716       $339      $479       $209
                                     ======     ====       ====       ====      ====       ====

                             REGENCY CENTERS, L.P.

                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                                       FOR THE PERIOD FROM JANUARY 1, 1997 TO THE ACQUISITION DATE
                                     ---------------------------------------------------------------
                                                        RECOVERIES  OPERATING   REAL
                         ACQUISITION MINIMUM PERCENTAGE    FROM        AND     ESTATE  GENERAL AND
     PROPERTY NAME          DATE      RENT      RENT     TENANTS   MAINTENANCE TAXES  ADMINISTRATIVE
     -------------       ----------- ------- ---------- ---------- ----------- ------ --------------
  Oakley Plaza..........   3/14/97   $   142   $ --       $   14     $   13    $   13      $  8
  Mariner's Village.....   3/25/97       185       6          37         45        33         7
  Carmel Commons........   3/28/97       297      11          63         38        35        22
  Mainstreet Square.....   4/15/97       193     --           34         42        30        15
  East Port Plaza.......   4/25/97       543     --          107         96        65        33
  Rivermont Station.....   6/30/97       642     --          124         65        56        34
  Lovejoy Station.......   6/30/97       306     --           63         36        29         9
  Tamiami Trails........   7/10/97       508     --          163        124        66        30
  Garden Square.........   9/19/97       671     --          232        144        99        50
  Boynton Lakes Plaz....   12/1/97     1,159     --          391        267       250        80
  Pinetree Plaza........  12/23/97       279     --           51         50        37        21
  Bloomingdale Squar....   2/11/98     1,863      43         459        215       209       184
  Silverlake............    6/3/98       819     --          142         85        85        43
  Highland Square.......   6/17/98     1,122     111         187         99       171       130
  Shoppes @104..........   6/19/98     1,332     --          285        154       170        60
  Fleming Island........   6/30/98       698     --          581         79       388        72
  Pike Creek............    8/4/98     1,980     196         194        243       140        93
                                     -------   -----      ------     ------    ------      ----
                                     $12,739   $ 367      $3,127     $1,795    $1,876      $891
                                     =======   =====      ======     ======    ======      ====

(f) Depreciation expense is based on the estimated useful life of the properties acquired. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the six month period ended June 30, 1998 and year ended December 31, 1997 calculations reflect depreciation expense on the properties from January 1, 1997 to the earlier of the respective acquisition date of the property or June 30, 1998.

                           FOR THE PERIOD FROM JANUARY 1, 1998 TO THE ACQUISITION DATE
                          --------------------------------------------------------------------
                           BUILDING AND     YEAR BUILDING                        DEPRECIATION
      PROPERTY NAME        IMPROVEMENTS    BUILT/RENOVATED     USEFUL LIFE        ADJUSTMENT
      -------------       --------------  -----------------   ----------------- --------------
  Bloomingdale Square....   $      13,189         1987               30             $      51
  Silverlake Shopping
   Center................           7,584         1988               31                   103
  Highland Square........           9,049         1960               20                   208
  Shoppes @104...........           6,439         1990               33                    91
  Fleming Island.........           4,773         1994               37                    64
  Pike Creek.............          13,219         1981               24                   273
                                                                                    ---------
    Acquisition
     Properties pro forma
     depreciation
     adjustment..........                                                           $     790
                                                                                    =========
  Midland Properties.....   $     131,065     Ranging from      Ranging from
                                              1986 to 1996        29 to 40          $     817
                                                                                    =========

                             REGENCY CENTERS, L.P.

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

                           FOR THE PERIOD FROM JANUARY 1, 1997 TO THE ACQUISITION DATE
                          --------------------------------------------------------------------
                           BUILDING AND     YEAR BUILDING                        DEPRECIATION
      PROPERTY NAME        IMPROVEMENTS    BUILT/RENOVATED     USEFUL LIFE        ADJUSTMENT
      -------------       --------------  -----------------   ----------------- --------------
  Oakley Plaza...........   $      6,428          1988               31            $        41
  Mariner's Village......          5,979          1986               29                     47
  Carmel Commons.........          9,335          1979               22                    101
  Mainstreet Square......          4,581          1988               31                     43
  East Port Plaza........          8,179          1991               34                     76
  Rivermont Station......          9,548          1996               39                    121
  Lovejoy Station........          5,560          1995               38                     73
  Tamiami Trails.........          7,598          1987               30                    133
  Garden Square..........          7,151          1991               34                    151
  Boynton Lakes Plaza....          9,618          1993               36                    244
  Pinetree Plaza.........          3,057          1982               25                    120
  Bloomingdale Square....         13,189          1987               30                    440
  Silverlake Shopping
   Center................          7,584          1988               31                    245
  Highlands Square.......          9,049          1960               20                    452
  Shoppes @104...........          6,439          1990               33                    195
  Fleming Island.........          4,773          1994               37                    129
  Pike Creek.............         13,219          1981               24                    551
                                                                                   -----------
    Acquisition
     Properties pro forma
     depreciation
     adjustment..........                                                          $     3,162
                                                                                   ===========
  Midland Properties.....        131,065      Ranging from      Ranging from
                                              1986 to 1996        29 to 40         $     2,994
                                                                                   ===========

(g) To reflect interest expense on the Line required to complete the acquisition of the Midland Properties at the average interest rate afforded the Partnership (6.525%) and the assumption of $97.0 million of debt. For properties under construction, interest expense is calculated from the date the property is placed in service through the end of the period.

        Pro forma interest adjustment for the three month period ended
         June 30, 1998................................................. $ 2,646
                                                                        =======
        Pro forma interest adjustment for the year ended December 31,
         1997.......................................................... $10,353
                                                                        =======

(h) To reflect interest expense on the Line required to complete the acquisition of the Acquisition Properties at the average interest rate afforded the Partnership (6.525%). The six month period ended June 30, 1998 and year ended December 31, 1997 calculation reflects interest expense on the properties from January 1, 1997 to the respective acquisition date of the property.

        Pro forma interest adjustment for the six-month period ended
         June 30, 1998.................................................. $1,978
                                                                         ======
        Pro forma interest adjustment for the year ended December 31,
         1997........................................................... $8,292
                                                                         ======

                             REGENCY CENTERS, L.P.

                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                     AND THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
(i) In December, 1997, the Partnership sold one office building for $2.6 million and recognized a gain on the sale of $451,000. During the first quarter of 1998, the Partnership sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The adjustments to the pro forma statements of operations reflect the reversal of the revenues and expenses from the office buildings generated during 1997 and 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1997.

(j) To reflect (i) interest expense and loan cost amortization on the $100 million debt offering offset by (ii) the reduction of interest expense on the Line and mortgage loans from the proceeds of the debt offering, the issuance of the preferred units and the proceeds from the sale of the office buildings referred to in note (i).

        Pro forma interest adjustment for the six-month period ended
         June 30, 1998................................................ $(2,834)
                                                                       =======
        Pro forma interest adjustment for the year ended December 31,
         1997......................................................... $(7,179)
                                                                       =======

(k) To reflect the distribution on the offering of preferred units at an assumed annual rate of 8.125% for the six-month period ended June 30, 1998 and year ended December 31, 1997.

(l) The following summarizes the calculation of basic and diluted earnings per unit for the six-month period ended June 30, 1998 and the year ended December 31, 1997:

                                                  FOR THE SIX    FOR THE YEAR
                                                 MONTHS ENDED        ENDED
                                                 JUNE 30, 1998 DECEMBER 31, 1997
                                                 ------------- -----------------
   Basic Earnings Per Unit (EPU) Calculation:
     Weighted average common units outstanding.      23,602          15,327
                                                    =======         =======
     Net income for unit holders...............     $17,429         $24,509
     Less: dividends paid on Class B common
      stock....................................       2,689           5,140
                                                    -------         -------
     Net income for Basic and Diluted EPU......     $14,740         $19,369
                                                    =======         =======
   Basic EPU                                        $  0.62         $  1.26
                                                    =======         =======
   Diluted Earnings Per Unit (EPU) Calculation:
     Weighted average common units outstanding
      for Basic EPU............................      23,602          15,327
     Incremental units to be issued under
      common stock options using the Treasury
      method...................................          27              80
     Contingent units for the acquisition of
      real estate                                       428             955
                                                    -------         -------
       Total Diluted Units.....................      24,057          16,362
                                                    =======         =======
   Diluted EPU.................................     $  0.61         $  1.18
                                                    =======         =======

                         INDEX TO FINANCIAL STATEMENTS

RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.
Introduction ............................................................  F-2
Independent Auditors' Report.............................................  F-3
Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and
 1996....................................................................  F-4
Statements of Operations for the six months ended June 30, 1998 and 1997
 (unaudited) and the
 year ended December 31, 1997 and for the period from February 22, 1996
 (inception) to December 31, 1996 .......................................  F-5
Statements of Changes in Partners' Capital for the six months ended June
 30, 1998 (unaudited) and the year ended December 31, 1997 and for the period from February 22, 1996 (inception) to December 31, 1996..........  F-6
Statements of Cash Flows for the six months ended June 30, 1998 and 1997
 (unaudited) and the
 year ended December 31, 1997 and for the period from February 22, 1996
 (inception) to December 31, 1996........................................  F-7
Notes to Financial Statements............................................  F-9
REGENCY OFFICE PARTNERSHIP, L.P.
Independent Auditors' Report............................................. F-10
Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and
 1996.................................................................... F-11
Statements of Operations for the six months ended June 30, 1998 and 1997
 (unaudited) and the years ended December 31, 1997, 1996, and 1995 ...... F-12
Statements of Changes in Partners' Capital for the six months ended June
 30, 1998 (unaudited) and the years ended December 31, 1997, 1996, and
 1995.................................................................... F-13
Statements of Cash Flows for the six months ended June 30, 1998 and 1997
 (unaudited) and the years ended December 31, 1997, 1996, and 1995....... F-14
Notes to Financial Statements............................................ F-15

                                 INTRODUCTION

  The accompanying financial statements of RRC Operating Partnership of Georgia, L.P., a 16%-owned subsidiary of the Issuer ("RRC Operating"), and Regency Office Partnership, L.P., a 99%-owned subsidiary of the Issuer ("Regency Office"), are included herein. Each of RRC Operating and Regency Office are Guarantors of the Notes.

  The remaining Guarantors consist of Regency, five wholly-owned subsidiaries of Regency and one 99%-owned subsidiary of Regency. The financial statements of such Guarantors are included in the consolidated financial statements of Regency, which are incorporated herein by reference.

                         INDEPENDENT AUDITORS' REPORT

The Partners
RRC Operating Partnership of Georgia, L.P.:

  We have audited the accompanying balance sheets of RRC Operating Partnership of Georgia, L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' capital, and cash flows for the year ended December 31, 1997, and for the period from February 22, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRC Operating Partnership of Georgia, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997, and for the period from February 22, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
September 15, 1998

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                            -------------------
                                                JUNE 30,
                                                1998          1997      1996
                                                ----------- --------- ---------
                                                (UNAUDITED)
                    ASSETS
Cash and cash equivalents, restricted for
 tenants' security deposits.................... $    21,441    17,178    18,401
Property and buildings, at cost
  Land.........................................   1,123,200 1,123,200 1,123,200
  Buildings and improvements...................   4,409,278 4,399,773 4,341,599
                                                ----------- --------- ---------
                                                  5,532,478 5,522,973 5,464,799
  Less accumulated depreciation................     262,406   206,224    90,882
                                                ----------- --------- ---------
    Net property and buildings.................   5,270,072 5,316,749 5,373,917
                                                ----------- --------- ---------
Other assets:
  Accounts receivable and other assets.........      25,169    51,375    49,406
  Deferred leasing costs, less accumulated
   amortization................................      25,312     6,800       --
                                                ----------- --------- ---------
    Total other assets.........................      50,481    58,175    49,406
                                                ----------- --------- ---------
                                                $ 5,341,994 5,392,102 5,441,724
                                                =========== ========= =========
       LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Notes payable (note 3)....................... $ 3,484,916 3,484,916 4,436,737
  Accounts payable and other liabilities.......     274,976   229,887   198,676
  Tenants' security deposits...................      21,441    17,178    18,401
                                                ----------- --------- ---------
    Total liabilities..........................   3,781,333 3,731,981 4,653,814
Partners' capital (note 2).....................   1,560,661 1,660,121   787,910
                                                ----------- --------- ---------
                                                $ 5,341,994 5,392,102 5,441,724
                                                =========== ========= =========


                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                            STATEMENTS OF OPERATIONS

                                    SIX MONTHS                    PERIOD FROM
                                  ENDED JUNE 30,    YEAR ENDED   FEBRUARY 22,
                                 ----------------- DECEMBER 31, TO DECEMBER 31,
                                   1998     1997       1997          1996
                                 --------- ------- ------------ ---------------
                                    (UNAUDITED)
Revenues:
  Rental income................. $ 338,043 341,834   682,922        565,040
  Tenant reimbursements and
   other income.................    57,425  48,453   102,778        107,200
                                 --------- -------   -------        -------
    Total revenues..............   395,468 390,287   785,700        672,240
                                 --------- -------   -------        -------
Expenses:
  Depreciation and amortization.    59,195  57,085   115,342         90,882
  Direct operating expenses
   (note 5).....................    48,603  54,245   126,252         95,210
  Real estate taxes.............    30,612  28,515    59,823         51,653
  Interest......................   115,934 127,972   276,652        257,540
                                 --------- -------   -------        -------
    Total expenses..............   254,344 267,817   578,069        495,285
                                 --------- -------   -------        -------
    Net income.................. $ 141,124 122,470   207,631        176,955
                                 ========= =======   =======        =======


                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                                             LIMITED      REGENCY
                                            PARTNERS   CENTERS, L.P.   TOTAL
                                            ---------  ------------- ---------
Balance at February 22, 1996 (inception)    $     --     $     --    $     --
Contribution of real estate................   525,333          --      525,333
Net contributions (distributions)..........   (16,845)     102,467      85,622
Net income.................................       --       176,955     176,955
                                            ---------    ---------   ---------
Balance, December 31, 1996.................   508,488      279,422     787,910
Net contributions (distributions)..........   (48,467)     713,047     664,580
Net income.................................       --       207,631     207,631
                                            ---------    ---------   ---------
Balance, December 31, 1997.................   460,021    1,200,100   1,660,121
Net contributions (distributions)
 (unaudited)...............................   (25,386)    (215,198)   (240,584)
Net income (unaudited).....................       --       141,124     141,124
                                            ---------    ---------   ---------
Balance, June 30, 1998 (unaudited)......... $ 434,635    1,126,026   1,560,661
                                            =========    =========   =========



                See accompanying notes to financial statements.

                   RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                            STATEMENTS OF CASH FLOWS

                                 SIX MONTHS                      PERIOD FROM
                               ENDED JUNE 30,      YEAR ENDED  FEBRUARY 22, TO
                              ------------------  DECEMBER 31,  DECEMBER 31,
                                1998      1997        1997          1996
                              --------  --------  ------------ ---------------
                                 (UNAUDITED)
Cash flows from operating
 activities:
 Net income.................. $141,124   122,470      207,631      176,955
Adjustments to reconcile net
 income to
 net cash provided by
 operating activities:
 Depreciation and
  amortization...............   59,195    57,085      115,342       90,882
 Deferred leasing costs......  (21,525)      --        (6,800)         --
 Changes in assets and
  liabilities:
  Accounts receivable and
   other assets..............   26,206    21,032       (1,969)     (47,248)
  Accounts payable and other
   liabilities...............   45,089   (42,481)      31,211      109,760
  Cash restricted for tenants
   security deposits.........   (4,263)      --         1,223       (1,116)
  Tenants' security deposits.    4,263       --        (1,223)       1,116
                              --------  --------   ----------     --------
    Net cash provided by
     operating activities....  250,089   158,106      345,415      330,349
                              --------  --------   ----------     --------
Cash flows from investing
 activities--additions to
 property and buildings......   (9,505)  (47,392)     (58,174)    (306,513)
                              --------  --------   ----------     --------
Cash flows from financing
 activities:
 Principal payments on notes
  payable....................      --    (69,379)  (3,801,821)    (109,458)
 Borrowings on notes payable.      --        --     2,850,000          --
 Net contributions
  (distributions)............ (240,584)  (41,335)     664,580       85,622
                              --------  --------   ----------     --------
    Net cash used in
     financing activities.... (240,584) (110,714)    (287,241)     (23,836)
                              --------  --------   ----------     --------
    Net change in cash and
     cash equivalents........      --        --           --           --
Cash and cash equivalents at
 beginning of period.........      --        --           --           --
                              --------  --------   ----------     --------
Cash and cash equivalents at
 end of period............... $    --        --           --           --
                              ========  ========   ==========     ========
Supplemental disclosure of
 cash flow information:
 Cash paid for interest...... $    --    141,975      215,088      269,200
                              ========  ========   ==========     ========


                See accompanying notes to financial statements.

                  RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Formation of Partnership

  RRC Operating Partnership of Georgia, L.P. (the Partnership) was formed on February 22, 1996 as a Georgia limited partnership for the purpose of acquiring, leasing and operating Parkway Station Shopping Center, a 94,290 square foot shopping center located in Warner-Robins, Georgia.

  The Partnership interest is held 16% by Regency Centers, L.P., a Delaware limited partnership (RCLP), as general partner, and 84% by various individuals (Limited Partners). The Partnership will terminate on December 31, 2050 or earlier upon the occurrence of certain events specified in the Partnership agreement.

(b) Method of Accounting

  The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because any liability for income taxes is that of the individual Partners and not that of the Partnership.

(c) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Property and Buildings

  Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements.

(e) Revenue Recognition

  The Partnership leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. Contingent rentals are included in income in the period earned.

(f) Deferred Costs

  Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

(g) Cash and Cash Equivalents

  For the purposes of the statement of cash flows, the Partnership considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

(h) Impairment of Long-Lived Assets

  The Partnership follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in

                  RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.

  circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverablility of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value.

(i) Interim Unaudited Financial Statements

  The accompanying interim financial statements have been prepared by the Partnership, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2) PARTNERS' CAPITAL

  The Partnership Agreement provides, among other provisions, that (1) 100% of the net income shall be allocated to RCLP, (2) RCLP has complete discretion as to the operations of Parkway Station Shopping Center, and to its ultimate disposal, and (3) the Limited Partners receive distributions in an amount equal to the dividends paid to RCLP's parent company's (Regency Realty Corporation) stockholders.

(3) NOTES PAYABLE

  The Partnership has two notes payable to RCLP, which total $3,484,916 and $4,436,737 at December 31, 1997 and 1996, respectively. The notes pay interest only annually at 6.73%, and are due in full August 28, 2012.

(4) LEASES

  The Partnership has various tenant leases with terms that expire through 2003. Future minimum rental payments under noncancelable operating leases as of December 31, 1997, including renewed terms and new tenants, are as follows:

      YEAR ENDING DECEMBER 31,                                          AMOUNT
      ------------------------                                        ----------
         1998.......................................................  $  644,208
         1999.......................................................     546,171
         2000.......................................................     495,409
         2001.......................................................     344,228
         2002.......................................................      99,641
         Thereafter.................................................       2,400
                                                                      ----------
                                                                      $2,132,057
                                                                      ==========

  Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

  During each of 1997 and 1996, one tenant, Kroger Supermarkets, paid minimum rent totaling $264,576, which exceeded 10% of the total minimum rent earned by the Partnership.

(5) RELATED PARTY TRANSACTIONS

  The Partnership paid fees for property management to RCLP of $30,872 and $26,127 for the periods ended December 31, 1997 and 1996, respectively.

  The Partnership paid tenant lease commissions to RCLP of $6,800 for the year ended December 31, 1997. No leasing commissions were paid during 1996. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

                         INDEPENDENT AUDITORS' REPORT

The Partners
Regency Office Partnership, L.P.:

  We have audited the accompanying balance sheets of Regency Office Partnership, L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regency Office Partnership, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
September 16, 1998

                        REGENCY OFFICE PARTNERSHIP, L.P.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                           ---------------------
                                                JUNE 30,
                                                  1998        1997       1996
                                              ------------ ---------- ----------
                                               (UNAUDITED)
                   ASSETS
Cash restricted for tenants' security depos-
 its........................................  $     67,969     62,852     51,234
Property and buildings, at cost (note 2):
  Land......................................     7,279,679        --   3,624,212
  Buildings and improvements................    26,356,196        --  22,963,443
                                              ------------ ---------- ----------
                                                33,635,875        --  26,587,655
  Less accumulated depreciation.............       224,021        --   5,028,158
                                              ------------ ---------- ----------
    Net property and buildings..............    33,411,854        --  21,559,497
                                              ------------ ---------- ----------
Office buildings held for sale (note 2).....           --  19,258,232        --
                                              ------------ ---------- ----------
Other assets:
  Accounts receivable and other assets......       192,989     41,894     62,057
  Deferred leasing costs, less accumulated
   amortization.............................         9,495    278,771    249,917
                                              ------------ ---------- ----------
    Total other assets......................       202,484    320,665    311,974
                                              ------------ ---------- ----------
                                              $ 33,682,307 19,641,749 21,922,705
                                              ============ ========== ==========
     LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage loan payable.....................  $        --         --   5,256,760
  Accounts payable and other liabilities....       215,169     87,142     20,372
  Tenants' security deposits................        67,969     62,852     51,234
                                              ------------ ---------- ----------
    Total liabilities.......................       283,138    149,994  5,328,366
                                              ------------ ---------- ----------
Partners' capital...........................    33,399,169 19,491,755 16,594,339
                                              ------------ ---------- ----------
                                              $ 33,682,307 19,641,749 21,922,705
                                              ============ ========== ==========



                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                            STATEMENTS OF OPERATIONS

                          SIX MONTHS ENDED JUNE
                                   30,             YEAR ENDED DECEMBER 31,
                          --------------------- -----------------------------
                             1998       1997      1997      1996      1995
                          ----------- --------- --------- --------- ---------
                               (UNAUDITED)
Revenues:
  Rental income.........  $ 1,743,368 2,049,825 4,136,367 4,026,288 3,740,148
  Tenant reimbursements.      225,052   250,956   496,029   443,574   415,095
  Other income..........        3,827     8,782    52,597    28,486    25,561
                          ----------- --------- --------- --------- ---------
    Total revenues......    1,972,247 2,309,563 4,684,993 4,498,348 4,180,804
                          ----------- --------- --------- --------- ---------
Expenses:
  Operating and mainte-
   nance................      148,985   327,158   661,970   610,493   618,728
  Depreciation..........      355,381   316,765   675,588   662,411   593,924
  General and adminis-
   trative..............       72,888   162,959   309,874   240,471   254,038
  Utilities.............       63,371   230,868   472,036   492,209   472,737
  Real estate taxes.....      167,207   228,764   447,478   440,128   452,954
  Amortization of de-
   ferred leasing costs.       17,300    43,329   179,451    70,710    83,379
  Interest..............          --    176,833   290,127   444,666   444,233
                          ----------- --------- --------- --------- ---------
    Total expenses......      825,132 1,486,676 3,036,524 2,961,088 2,919,993
                          ----------- --------- --------- --------- ---------
    Net income before
     gain on sale of
     real estate........    1,147,115   822,887 1,648,469 1,537,260 1,260,811
Gain on sale of real es-
 tate (note 2)..........   10,460,665       --    450,902       --        --
                          ----------- --------- --------- --------- ---------
    Net income..........  $11,607,780   822,887 2,099,371 1,537,260 1,260,811
                          =========== ========= ========= ========= =========



                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                                                                 TOTAL PARTNERS'
                                                                     CAPITAL
                                                                 ---------------
      Balance at December 31, 1994..............................  $ 17,258,776
      Net contributions (distributions).........................    (1,634,500)
      Net income................................................     1,260,811
                                                                  ------------
      Balance at December 31, 1995..............................    16,885,087
      Net contributions (distributions).........................    (1,828,008)
      Net income................................................     1,537,260
                                                                  ------------
      Balance at December 31, 1996..............................    16,594,339
      Net contributions (distributions).........................       798,045
      Net income................................................     2,099,371
                                                                  ------------
      Balance at December 31, 1997..............................    19,491,755
      Net contributions (distributions) (unaudited).............     2,229,634
      Net income (unaudited)....................................    11,607,780
                                                                  ------------
      Balance at June 30, 1998 (unaudited)......................  $ 33,399,169
                                                                  ============


                See accompanying notes to financial statements.

                        REGENCY OFFICE PARTNERSHIP, L.P.

                            STATEMENTS OF CASH FLOWS

                           SIX MONTHS ENDED JUNE
                                    30,                 YEAR ENDED DECEMBER 31,
                          ------------------------  ----------------------------------
                              1998         1997        1997        1996        1995
                          ------------  ----------  ----------  ----------  ----------
                                (UNAUDITED)
Cash flows from operat-
 ing activities:
 Net income.............  $ 11,607,780     822,887   2,099,371   1,537,260   1,260,811
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation...........       355,381     316,765     675,588     662,411     593,924
 Amortization of de-
  ferred leasing costs..        17,300      43,329     179,451      70,710      83,379
 Deferred leasing costs.       (33,456)    (26,285)   (208,305)   (116,563)    (97,618)
 Gain on sale of real
  estate................   (10,460,665)        --     (450,902)        --          --
 Changes in assets and
  liabilities:
  Accounts receivable
   and other
   assets...............      (151,095)      3,383      20,163     (20,594)    211,303
  Accounts payable and
   other
   liabilities..........       128,027     373,917      66,770     (36,369)    (96,197)
  Cash restricted for
   tenants' security
   deposits.............        (5,117)     (4,398)    (11,618)       (623)        388
  Tenants' security de-
   posits...............         5,117       4,398      11,618         623        (388)
                          ------------  ----------  ----------  ----------  ----------
    Net cash provided by
     operating
     activities.........     1,463,272   1,533,996   2,382,136   2,096,855   1,955,602
                          ------------  ----------  ----------  ----------  ----------
Cash flows from invest-
 ing activities:
 Proceeds from sale of
  real estate...........    29,872,969         --    2,645,229         --          --
 Purchase of and addi-
  tions to property and
  buildings.............   (33,635,875)    (16,272)   (568,650)   (250,430)   (235,528)
                          ------------  ----------  ----------  ----------  ----------
    Net cash used in
     investing
     activities.........    (3,762,906)    (16,272) (2,076,579)   (250,430)   (235,528)
                          ------------  ----------  ----------  ----------  ----------
Cash flows from financ-
 ing activities:
 Principal payments on
  mortgage loan.........           --   (2,296,902) (5,256,760)     60,768     (51,121)
 Net contributions (dis-
  tributions)...........     2,299,634    (779,178)    798,045  (1,828,008) (1,634,500)
                          ------------  ----------  ----------  ----------  ----------
    Net cash provided by
     (used in) financing
     activities.........     2,299,634  (1,517,724) (4,458,715) (1,888,776) (1,685,621)
                          ------------  ----------  ----------  ----------  ----------
    Net change in cash
     and cash
     equivalents........           --          --          --      (42,351)     34,453
Cash and cash equiva-
 lents at beginning of
 period.................           --          --          --       42,351       7,898
                          ------------  ----------  ----------  ----------  ----------
Cash and cash equiva-
 lents at end of
 period.................  $        --          --          --          --       42,351
                          ============  ==========  ==========  ==========  ==========
Supplemental disclosure
 of cash flow
 information:
 Cash paid for interest.  $        --      176,833     302,627     444,666     444,233
                          ============  ==========  ==========  ==========  ==========

                See accompanying notes to financial statements.

                       REGENCY OFFICE PARTNERSHIP, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996, AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Partnership Structure

    Regency Office Partnership, L.P. (the Partnership) was formed as a Florida partnership for the purpose of acquiring, leasing and operating shopping centers and office buildings.

    The Partnership interest is currently held 99% by Regency Centers, L.P., a Delaware limited partnership (RCLP), as general partner, and 1% by Regency Realty Corporation, RCLP's parent. Prior to February 23, 1998, the Partnership was owned 100% by two wholly owned subsidiaries of Regency Realty Corporation.

(b) Method of Accounting

    The accompanying financial statements were prepared on the accrual basis of accounting. No provision for income taxes is made because any liability for income taxes is that of the individual Partners and not that of the Partnership.

(c) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Property and Buildings

    Property and building are recorded at cost. Major additions and improvements to property and buildings are capitalized to the property accounts, while replacements, maintenance, and repairs which do not improve or extend the useful lives of the respective assets are reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and buildings, which is 39 years for buildings and improvements and the life of the lease term for tenant improvements.

(e) Revenue Recognition

    The Partnership leases space to tenants under agreements with varying terms. Leases are accounted for as operating leases with minimum rent recognized on a straight-line basis over the term of the lease regardless of when payments are due. During 1996 and 1995, the Partnership collected cash of $28,128 and $207,780, respectively, in excess of minimum rent recorded related to the impact of recognizing rent on a straight-line basis. Contingent rentals are included in income in the period earned.

(f) Deferred Costs

    Deferred costs consist of costs associated with leasing the property. Such costs are deferred and amortized using the straight-line method over the terms of the respective leases.

(g) Cash and Cash Equivalents

    For the purposes of the statement of cash flows, the Partnership considers all instruments with a maturity of 90 days or less at purchase to be cash equivalents.

                       REGENCY OFFICE PARTNERSHIP, L.P.

(h) Impairment of Long-Lived Assets

    The Partnership follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverablility of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value.

(i) Interim Unaudited Financial Statements

    The accompanying interim financial statements have been prepared by the Partnership, without audit, and in the opinion of management reflect all normal recurring adjustments necessary for a fair presentation of the results for the unaudited periods presented. Certain information in footnote disclosures normally included in the financial prepared in accordance with generally accepted accounting principles have been condensed or omitted.

(2) SALE OF OFFICE BUILDINGS AND PURCHASE OF SHOPPING CENTERS

    During 1997, 1996 and 1995, the operations of the Partnership were generated from the rental of four office properties. Those properties were
  (1) Quadrant, a 188,502 square foot property located in Jacksonville, Florida, (2) Paragon Cable Building, a 40,298 square foot property located in Tampa, Florida, (3) Westland One, a 36,304 square foot property located in Jacksonville, Florida, and (4) Fairway Executive Center, a 33,135 square foot property located in Fort Lauderdale, Florida. On December 22, 1997 the Partnership sold Fairway Executive Center for $2,645,229 which resulted in a gain of $450,902.

    In December 1997, the Partnership classified all of its office buildings as held for sale. Accordingly, no depreciation has been recorded on such properties from that point forward. During the first six months of 1998 the Partnership sold the remaining three office properties for a net sales price of $29,872,969, and recorded a gain of $10,460,665. Subsequent to the sales of the office properties, the Partnership purchased two shopping centers, Cherry Grove, a 186,040 square foot property located in Cincinnati, Ohio, and Bloomingdale Square, a 267,935 square foot property located in Tampa, Florida, for a total purchase price of $33,635,875.

(3) LEASES

    The Partnership has various tenant leases with terms that expire through 2021. Based on the sales and subsequent purchases of rental property described in note 2, the following future minimum rental payments reflect the leases related to the Partnership's current rental properties only, Cherry Grove and Bloomingdale Square:

      YEAR ENDING DECEMBER 31,                                         AMOUNT
      ------------------------                                       -----------
         1998......................................................  $ 3,432,045
         1999......................................................    3,369,109
         2000......................................................    3,126,854
         2001......................................................    2,792,840
         2002......................................................    2,369,348
         Thereafter................................................   16,406,402
                                                                     -----------
                                                                     $31,496,598
                                                                     ===========

                       REGENCY OFFICE PARTNERSHIP, L.P.

    Most tenants are responsible for payment or reimbursement of their proportionate share of taxes, insurance, and common area expenses.

    During each of 1997, 1996, and 1995, two office building tenants, paid minimum rents totaling $1,228,764, which exceeded 10% of the total minimum rent earned by the Partnership.

(4) Related Party Transactions

    The Partnership paid fees for property management to RCLP of $172,194, $166,172 and $129,636 for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, during 1996 and 1995 the Partnership paid RRG, an affiliate of RCLP, $45,000 and $120,000, respectively for asset management services.

    The Partnership paid tenant lease commissions to RCLP of $208,305, $116,563, and $97,618 for the years ended December 31, 1997, 1996, and 1995, respectively. Such payments have been recorded as deferred leasing costs in the accompanying balance sheets.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO, DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CRE-ATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICI-TATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary....................................................................   1
The Company and the Partnership............................................   1
The Exchange Offer.........................................................   2
The New Notes..............................................................   3
Risk Factors...............................................................   5
Consolidated Ratios of Earnings to Fixed Charges...........................   9
The Partnership and the Company............................................  10
Use of Proceeds............................................................  10
Selected Financial Data....................................................  11
The Exchange Offer.........................................................  12
Description of Notes.......................................................  17
Information with Respect to the Guarantors.................................  29
Certain Federal Income Tax Consequences....................................  29
Plan of Distribution.......................................................  29




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               OFFER TO EXCHANGE

                                 $100,000,000

                             REGENCY CENTERS, L.P.

                        7-1/8% NOTES DUE JULY 15, 2005

                               ----------------
                                     LOGO
                               ----------------


                                  PROSPECTUS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Regency's officers and directors are and will be indemnified under Florida and Delaware law, the charter and by-laws of Regency, and the partnership agreement of Regency Centers, L.P.

     The Florida Business Corporation Act (the "Florida Act"), under which Regency, RRC FL Five, Inc., RRC FL Seven, Inc., RRC Acquisitions, Inc. and RRC Acquisitions Two, Inc. are organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

     The partnership agreement of Regency Centers, L.P. also provides for indemnification of Regency and its officers and directors against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership as set forth in the partnership agreement in which any indemnitee may be involved, or is threatened to be involved, unless it is established that
(i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the indemnitee had cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the respective partnership agreement section on indemnification. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation before judgment creates a rebuttable presumption that the indemnitee acted in a manner contrary to that specified in the indemnification section of the partnership agreement. Any indemnification pursuant to the Regency Centers, L.P. partnership agreement may only be made out of the assets of the partnership.

     The Ohio General Corporation Law, under which Regency Retail Centers of Ohio, Inc. is organized, empowers a corporation to indemnify directors, officers, employees, members, managers and agents against reasonable expenses, attorneys' fees, judgments, fines and settlements incurred in defense of civil, criminal, administrative or investigative actions and proceedings, if such individual acted in good faith and in manner he believed in or not opposed to the best interests of the corporation, and as to criminal proceedings, if the individual had no reason to believe such conduct was unlawful. Such individual may also be indemnified under the preceding tests of good faith and lawful conduct in an action to which he is party or threatened to be made party by or in right of the corporation to procure judgment in its favor, but not respecting claims as to which such individual is adjudged to be liable for negligence or misconduct, except in certain limited circumstances.

     The Agreement of Limited Partnership of Regency Office Partnership, L.P., a Delaware limited partnership, the Agreement of Limited Partnership of RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership, and the Agreement of Limited Partnership of Hyde Park Partners, L.P., an

Ohio limited partnership ("Hyde Park"), each provide that neither its general partner (or in the case of Hyde Park, its managing general partner), nor any affiliate, nor any shareholder, officer, director, partner or employee of such general partner (or managing general partner, as applicable) or any affiliate shall be liable, responsible or accountable in damages or otherwise to any of the limited partners or to such Partnership for any act or omission performed or omitted by them in good faith, provided that they were not guilty of gross negligence or willful misconduct. Except for actions or omissions constituting gross negligence or willful misconduct, each Partnership Agreement provides that such respective Partnership shall indemnify its general partner (or in the case of Hyde Park, its managing general partner), each affiliate and each shareholder, officer, director, partner and employee of such general partner (or managing general partner, as applicable) or any affiliate, for any loss, liability, damage, or expense incurred by them on behalf of the Partnership or in furtherance of the Partnership's interests, including reasonable attorneys' fees and expenses.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

               The exhibits to this Registration Statement are listed in the
               Exhibit Index, which appears immediately after the signature page and is incorporated herein by this reference.

     (b)  Financial Statement Schedules

               (i) The Consolidated Real Estate and Accumulated Depreciation Schedule of the Partnership as of December 31, 1997 is found at page S-2 of the Partnership's registration statement on Form 10 and incorporated herein by reference.

               (ii) The Independent Auditors' Report on the above-referenced schedule of the Partnership is found at page S-1 of the Partnership's registration statement on Form 10 and incorporated herein by reference.

               (iii) The Consolidated Real Estate and Accumulated Depreciation Schedule of Regency as of December 31, 1997 is found at page S-2 of Regency's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

               (iv) The Independent Auditors' Report on the above-referenced schedule of Regency is found at page S-1 of Regency's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

               (v) All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements of the Partnership or Regency or notes thereto incorporated herein by reference.

     (c)  Reports, Opinions and Appraisals

                      Not Applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of a registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions discussed in Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.


                             REGENCY CENTERS, L.P.
                             By: Regency Realty Corporation, General Partner


                             By:  /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
     --------------------------------      ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
     --------------------------------      ------------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
     --------------------------------      ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Joan W. Stein
     --------------------------------      ------------------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: September 17, 1998                    /s/ Richard W. Stein
     --------------------------------      ------------------------
                                            Richard W. Stein, Director

Date: September 17, 1998                     /s/ Edward L. Baker
     --------------------------------       ----------------------------------
                                            Edward L. Baker, Director


Date: September 17, 1998                     /s/ Raymond L. Bank
     --------------------------------       ----------------------------------
                                            Raymond L. Bank, Director


Date: September 17, 1998                     /s/ J. Alexander Branch III
     --------------------------------       ----------------------------------
                                            J. Alexander Branch III, Director


Date: September 17, 1998                     /s/ A.R. Carpenter
     --------------------------------       ----------------------------------
                                            A.R. Carpenter, Director


Date: September 17, 1998                     /s/ J. Dix Druce, Jr.
     --------------------------------       ----------------------------------
                                            J. Dix Druce, Jr., Director


Date: September 17, 1998                     /s/ Albert Ernest, Jr.
     --------------------------------       ----------------------------------
                                            Albert Ernest, Jr., Director


Date: September 17, 1998                     /s/ Douglas S. Luke
     --------------------------------       ----------------------------------
                                            Douglas S. Luke, Director


Date: September 17, 1998                     /s/ Mary Lou Rogers
     --------------------------------       ----------------------------------
                                            Mary Lou Rogers, Director


Date: September 17, 1998                     /s/ Jonathan Smith
     --------------------------------       ----------------------------------
                                            Jonathan Smith, Director


Date: September 17, 1998                     /s/ Lee S. Wielansky
     --------------------------------       ----------------------------------
                                            Lee S. Wielansky, Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.


                             REGENCY REALTY CORPORATION


                             By:  /s/ Martin E. Stein, Jr.
                                 -------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 17, 1998                     /s/ Martin E. Stein, Jr.
     --------------------------------       ---------------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                     /s/ Bruce M. Johnson
     --------------------------------       ---------------------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                     /s/ J. Christian Leavitt
     --------------------------------       ---------------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                     /s/ Joan W. Stein
     --------------------------------       ---------------------------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: September 17, 1998                     /s/ Richard W. Stein
     --------------------------------       ---------------------------------
                                            Richard W. Stein, Director

Date: September 17, 1998                     /s/ Edward L. Baker
     --------------------------------       ----------------------------------
                                            Edward L. Baker, Director


Date: September 17, 1998                     /s/ Raymond L. Bank
     --------------------------------       ----------------------------------
                                            Raymond L. Bank, Director


Date: September 17, 1998                     /s/ J. Alexander Branch III
     --------------------------------       ----------------------------------
                                            J. Alexander Branch III, Director


Date: September 17, 1998                     /s/ A.R. Carpenter
     --------------------------------       ----------------------------------
                                            A.R. Carpenter, Director


Date: September 17, 1998                     /s/ J. Dix Druce, Jr.
     --------------------------------       ----------------------------------
                                            J. Dix Druce, Jr., Director


Date: September 17, 1998                     /s/ Albert Ernest, Jr.
     --------------------------------       ----------------------------------
                                            Albert Ernest, Jr., Director


Date: September 17, 1998                     /s/ Douglas S. Luke
     --------------------------------       ----------------------------------
                                            Douglas S. Luke, Director


Date: September 17, 1998                     /s/ Mary Lou Rogers
     --------------------------------       ----------------------------------
                                            Mary Lou Rogers, Director


Date: September 17, 1998                     /s/ Jonathan Smith
     --------------------------------       ----------------------------------
                                            Jonathan Smith, Director


Date: September 17, 1998                     /s/ Lee S. Wielansky
     --------------------------------       ----------------------------------
                                            Lee S. Wielansky, Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.

                             REGENCY OFFICE PARTNERSHIP, L.P.
                             By: Regency Centers, L.P., General Partner
                             By: Regency Realty Corporation, General Partner


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Joan W. Stein
      ------------------                    -----------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director

Date: September 17, 1998                    /s/ Edward L. Baker
      ------------------                    -------------------
                                            Edward L. Baker, Director


Date: September 17, 1998                    /s/ Raymond L. Bank
      ------------------                    -------------------
                                            Raymond L. Bank, Director


Date: September 17, 1998                    /s/ J. Alexander Branch III
      ------------------                    ---------------------------
                                            J. Alexander Branch III, Director


Date: September 17, 1998
      ------------------                    ------------------
                                            A.R. Carpenter, Director


Date: September 17, 1998                    /s/ J. Dix Druce, Jr.
      ------------------                    ---------------------
                                            J. Dix Druce, Jr., Director


Date: September 17, 1998                    /s/ Albert Ernest, Jr.
      ------------------                    ----------------------
                                            Albert Ernest, Jr., Director


Date: September 17, 1998                    /s/ Douglas S. Luke
      ------------------                    -------------------
                                            Douglas S. Luke, Director


Date: September 17, 1998                    /s/ Mary Lou Rogers
      ------------------                    -------------------
                                            Mary Lou Rogers, Director


Date: September 17, 1998                    /s/ Jonathan Smith
      ------------------                    ------------------
                                            Jonathan Smith, Director


Date: September 17, 1998                    /s/ Lee S. Wielansky
      ------------------                    --------------------
                                            Lee S. Wielansky, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            ------------------

                             RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.
                             By: Regency Centers, L.P., General Partner
                             By: Regency Realty Corporation, General Partner


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., Chairman of the Board,
                                 President and Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Joan W. Stein
      ------------------                    -----------------
                                            Joan W. Stein, Chairman Emeritus and
                                            Director


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director

Date: September 17, 1998                    /s/ Edward L. Baker
      ------------------                    -------------------
                                            Edward L. Baker, Director


Date: September 17, 1998                    /s/ Raymond L. Bank
      ------------------                    -------------------
                                            Raymond L. Bank, Director


Date: September 17, 1998                    /s/ J. Alexander Branch III
      ------------------                    ---------------------------
                                            J. Alexander Branch III, Director


Date: September 17, 1998                    /s/ A.R. Carpenter
      ------------------                    ------------------
                                            A.R. Carpenter, Director


Date: September 17, 1998                    /s/ J. Dix Druce, Jr.
      ------------------                    ---------------------
                                            J. Dix Druce, Jr., Director


Date: September 17, 1998                    /s/ Albert Ernest, Jr.
      ------------------                    ----------------------
                                            Albert Ernest, Jr., Director


Date: September 17, 1998                    /s/ Douglas S. Luke
      ------------------                    -------------------
                                            Douglas S. Luke, Director


Date: September 17, 1998                    /s/ Mary Lou Rogers
      ------------------                    -------------------
                                            Mary Lou Rogers, Director


Date: September 17, 1998                    /s/ Jonathan Smith
      ------------------                    ------------------
                                            Jonathan Smith, Director


Date: September 17, 1998                    /s/ Lee S. Wielansky
      ------------------                    --------------------
                                            Lee S. Wielansky, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            ------------------

                             RRC FL FIVE, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            ------------------

                             RRC FL SEVEN, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            ------------------

                             RRC ACQUISITIONS, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 ------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            ------------------

                             RRC ACQUISITIONS TWO, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            -------------


                             REGENCY RETAIL CENTERS OF OHIO, INC.


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 17, 1998.
            -------------


                             HYDE PARK PARTNERS, L.P.
                             By: Regency Retail Centers of Ohio, Inc.,
                                 General Partner


                             By: /s/ Martin E. Stein, Jr.
                                 -----------------------------
                                 Martin E. Stein, Jr., President and
                                 Chief Executive Officer


                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Bruce M. Johnson and J. Christian Leavitt, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: September 17, 1998                    /s/ Martin E. Stein, Jr.
      ------------------                    ------------------------
                                            Martin E. Stein, Jr., Chairman of
                                            the Board, President and Chief
                                            Executive Officer


Date: September 17, 1998                    /s/ Bruce M. Johnson
      ------------------                    --------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Date: September 17, 1998                    /s/ J. Christian Leavitt
      ------------------                    ------------------------
                                            J. Christian Leavitt, Vice
                                            President, Secretary, Treasurer and
                                            Principal Accounting Officer


Date: September 17, 1998                    /s/ Richard W. Stein
      ------------------                    --------------------
                                            Richard W. Stein, Director


Date: September 17, 1998                    /s/ Jonathan L. Smith
      ------------------                    ---------------------
                                            Jonathan L. Smith, Director

                                 EXHIBIT INDEX

EXHIBIT                                                    PAGINATION/
NUMBER            EXHIBIT DESIGNATION                   NUMBERING SYSTEM

  4.1    Indenture dated as of July 20, 1998        (incorporated by reference
         among Regency Centers, L.P., the           to Exhibit 10.2 to Regency
         Guarantors named therein and First         Centers, L.P.'s Registration
         Union National Bank, as trustee            Statement on Form 10)

  4.2    Exchange and Registration Rights           (incorporated by reference
         Agreement dated as of July 15, 1998        to Exhibit 10.3 to Regency
         among Regency Centers, L.P., the           Centers, L.P.'s Registration
         Guarantors named therein and the           Statement on Form 10)
         Purchasers named therein

  4.3    Form of New Note

  5.1    Opinion of Foley & Lardner as to the
         validity of the New Notes and the New
         Guarantees.

  12     Statement regarding computation of
         Ratio of Earnings to Fixed Charges.

 23.1    Consent of KPMG Peat Marwick LLP

 23.2    Consent of Foley & Lardner, counsel to
         the Issuers (included in Exhibit (5)(1)).

  25     Statement of Eligibility of Trustee.

 27.1    Financial Data Schedule

 27.2    Financial Data Schedule

 99.1    Form of Letter of Transmittal.

 99.2    Form of Exchange Agency Agreement.